UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Toll Brothers, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	23-2416878
(State or other jurisdiction of incorporation or organization of registrant)	(I.R.S. Employer Identification No.)

250 Gibraltar Road

Horsham, PA 19044

(215) 938-8000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

John K. McDonald

General Counsel

Toll Brothers, Inc.

250 Gibraltar Road

Horsham, PA 19044

(215) 938-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joseph H. Kaufman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (1)	(2)	(2)	(2)	(2)
Preferred Stock	(2)	(2)	(2)	(2)
Warrants	(2)	(2)	(2)	(2)
Debt Securities	(2)	(2)	(2)	(2)
Guarantees	(2), (3)	(2), (3)	(2), (3)	(2), (3)

(1)	Each share of common stock registered hereunder includes associated Rights to Purchase Series A Junior Participating Preferred Stock (“Rights”) of Toll Brothers, Inc. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificate for the common stock and will be transferred along with and only with the common stock. Upon the occurrence of such events, the Rights will separate from the common stock and separate certificates representing the Rights will be distributed to the holders of the common stock.
(2)	Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee.
(3)	Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.
*	The co-registrants listed on the next page are also included in this Form S-3 Registration Statement as additional registrants.

The following direct and indirect subsidiaries of Toll Brothers, Inc. may issue the debt securities and/or guarantee the debt securities and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is 250 Gibraltar Road, Horsham, Pennsylvania 19044, 215 938-8000.

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
110-112 Third Ave. Realty Corp.	New York	13-1940046
Amwell Chase, Inc.	Delaware	23-2551304
ESE Consultants, Inc.	Delaware	23-2432981
Fairway Valley, Inc.	Delaware	23-2432976
First Brandywine Finance Corp.	Delaware	23-2737486
First Brandywine Investment Corp. II	Delaware	23-2731790
First Brandywine Investment Corp. IV	Delaware	61-1443340
First Huntingdon Finance Corp.	Delaware	23-2485787
Franklin Farms G.P., Inc.	Delaware	23-2486303
HQZ Acquisitions, Inc.	Michigan	38-3149633
MA Limited Land Corporation	Delaware	23-2523560
SH Homes Corporation	Michigan	38-3392296
SI Investment Corporation	Michigan	38-3298884
TB Proprietary Corp.	Delaware	23-2485790
Tenby Hunt, Inc.	Delaware	23-2682947
The Silverman Building Companies, Inc.	Michigan	38-3075345
Toll Architecture I, P.A.	Delaware	20-4889260
Toll Architecture, Inc.	Delaware	20-3532291
Toll AZ GP Corp.	Delaware	23-2815680
Toll Bros. of Arizona, Inc.	Arizona	23-2906398
Toll Bros. of North Carolina, Inc.	North Carolina	23-2777389
Toll Bros. of North Carolina II, Inc.	North Carolina	23-2990315
Toll Bros. of North Carolina III, Inc.	North Carolina	23-2993276
Toll Bros., Inc.	Delaware	23-2600117
Toll Bros., Inc.	Pennsylvania	23-2417123
Toll Bros., Inc.	Texas	23-2896374
Toll Brothers AZ Construction Company	Arizona	23-2832024
Toll Brothers Canada USA, Inc.	Delaware	20-4250532
Toll Brothers Finance Corp.	Delaware	23-3097271
Toll Brothers Real Estate, Inc.	Pennsylvania	23-2417116
Toll Buckeye Corp.	Delaware	56-2489916
Toll CA GP Corp.	California	23-2748091
Toll Centennial Corp.	Delaware	56-2489913
Toll CO GP Corp.	Colorado	23-2978190
Toll Corp.	Delaware	23-2485860
Toll Development Company, Inc.	Michigan	38-3180742
Toll Diamond Corp.	Delaware	57-1195241
Toll FL GP Corp.	Florida	23-2796288
Toll GA GP Corp.	Georgia	20-5853882
Toll Golden Corp.	Delaware	56-2489904
Toll Granite Corp.	Delaware	57-1195215
Toll Holdings, Inc.	Delaware	23-2569047
Toll IL GP Corp.	Illinois	23-2967049
Toll Land Corp. No. 6	Pennsylvania	23-2417134
Toll Land Corp. No. 10	Delaware	23-2551776
Toll Land Corp. No. 20	Delaware	23-2551793
Toll Land Corp. No. 43	Delaware	23-2737488

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll Land Corp. No. 50	Delaware	23-2860513
Toll Manhattan I, Inc.	New York	20-2255686
Toll MD Builder Corp.	Maryland	20-0355148
Toll MI GP Corp.	Michigan	23-2917543
Toll Mid-Atlantic LP Company, Inc.	Delaware	57-1195257
Toll Mid-Atlantic Note Company, Inc.	Delaware	57-1195252
Toll Midwest LP Company, Inc.	Delaware	56-2489924
Toll Midwest Note Company, Inc.	Delaware	56-2489923
Toll MN GP Corp.	Minnesota	20-0099962
Toll NC GP Corp.	North Carolina	23-2760759
Toll NH GP Corp.	New Hampshire	23-3048998
Toll NJX-I Corp.	Delaware	51-0413821
Toll Northeast LP Company, Inc.	Delaware	57-1195250
Toll Northeast Note Company, Inc.	Delaware	57-1195240
Toll Northeast Services, Inc.	Delaware	20-3714378
Toll NV GP Corp.	Nevada	23-2928710
Toll OH GP Corp.	Ohio	23-2878722
Toll PA Builder Corp.	Pennsylvania	87-0693313
Toll PA GP Corp.	Pennsylvania	23-2687561
Toll PA II GP Corp.	Pennsylvania	03-0395069
Toll PA III GP Corp.	Pennsylvania	20-1934096
Toll Palmetto Corp.	Delaware	57-1195245
Toll Peppertree, Inc.	New York	23-2709097
Toll Philmont Corporation	Delaware	23-2526635
Toll Realty Holdings Corp. I	Delaware	23-2954512
Toll Realty Holdings Corp. II	Delaware	23-2954511
Toll RI GP Corp.	Rhode Island	23-3020194
Toll SC GP Corp.	South Carolina	23-3094328
Toll Southeast LP Company, Inc.	Delaware	57-1195213
Toll Southeast Note Company, Inc.	Delaware	57-1195261
Toll Southwest LP Company, Inc.	Delaware	56-2489922
Toll Southwest Note Company, Inc.	Delaware	56-2489921
Toll TN GP Corp.	Tennessee	23-2886926
Toll TX GP Corp.	Delaware	23-2796291
Toll VA GP Corp.	Delaware	23-2551790
Toll VA Member Two, Inc.	Delaware	51-0385726
Toll WA GP Corp	Washington	45-3717010
Toll WestCoast LP Company, Inc.	Delaware	56-2489917
Toll WestCoast Note Company, Inc.	Delaware	59-3790049
Toll WV GP Corp.	West Virginia	20-3337780
Toll YL, Inc.	California	23-2898272
Warren Chase, Inc.	Delaware	23-2518740
51 N. 8th Street L.P.	New York	23-2796304
Audubon Ridge, L.P.	Pennsylvania	23-2668976
Belmont Land, L.P.	Virginia	23-2810333
Binks Estates Limited Partnership	Florida	23-2796300
Blue Bell Country Club, L.P.	Pennsylvania	23-2668975
Broad Run Associates, L.P.	Pennsylvania	23-2979479
Buckingham Woods, L.P.	Pennsylvania	23-2689274
CC Estates Limited Partnership	Massachusetts	23-2748927
Cold Spring Hunt, L.P.	Pennsylvania	23-2702468
Dominion Country Club, L.P.	Virginia	23-2984309

2

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Eagle Farm Limited Partnership	Massachusetts	23-2760777
Estates at Princeton Junction, L.P.	New Jersey	23-2760779
Estates at Rivers Edge, L.P.	New Jersey	23-2748080
Fairfax Investment, L.P.	Virginia	23-2982190
Fairfax Station Hunt, L.P.	Virginia	23-2680894
Farmwell Hunt, L.P.	Virginia	23-2822996
First Brandywine Partners, L.P.	Delaware	51-0385730
Great Falls Hunt, L.P.	Virginia	23-2719371
Greens at Waynesborough, L.P.	Pennsylvania	23-2740013
Greenwich Chase, L.P.	New Jersey	23-2709793
Hoboken Land LP	New Jersey	20-1466751
Hockessin Chase, L.P.	Delaware	23-2944970
Huckins Farm Limited Partnership	Massachusetts	23-2740411
Kensington Woods Limited Partnership	Massachusetts	23-2701194
Laurel Creek, L.P.	New Jersey	23-2796297
Loudoun Valley Associates, L.P.	Virginia	23-3025878
NC Country Club Estates Limited Partnership	North Carolina	23-2917299
Rose Hollow Crossing Associates	Pennsylvania	23-2253629
Silverman-Toll Limited Partnership	Michigan	23-2986323
Somers Chase, L.P.	New York	23-2855511
Sorrento at Dublin Ranch I LP	California	20-3337641
Sorrento at Dublin Ranch III LP	California	20-3337665
South Riding, L.P.	Virginia	23-2994369
South Riding Amberlea LP	Virginia	20-0383954
South Riding Partners Amberlea LP	Virginia	20-0384024
South Riding Partners, L.P.	Virginia	23-2861890
Southport Landing Limited Partnership	Connecticut	23-2784609
Springton Pointe, L.P.	Pennsylvania	23-2810340
Stone Mill Estates, L.P.	Pennsylvania	23-3013974
Swedesford Chase, L.P.	Pennsylvania	23-2939504
TBI/Naples Limited Partnership	Florida	23-2883354
TBI/Palm Beach Limited Partnership	Florida	23-2891601
The Bird Estate Limited Partnership	Massachusetts	23-2883360
The Estates at Brooke Manor Limited Partnership	Maryland	23-2740412
The Estates at Summit Chase, L.P.	California	23-2748089
Toll at Brier Creek Limited Partnership	North Carolina	23-2954264
Toll at Honey Creek Limited Partnership	Michigan	20-3675855
Toll at Westlake, L.P.	New Jersey	23-2963549
Toll at Whippoorwill, L.P.	New York	23-2888554
Toll Brooklyn L.P.	New York	20-1941153
Toll Bros. of Tennessee, L.P.	Tennessee	51-0386723
Toll Brothers AZ Limited Partnership	Arizona	23-2815685
Toll CA, L.P.	California	23-2963547
Toll CA II, L.P.	California	23-2838417
Toll CA III, L.P.	California	23-3031827
Toll CA IV, L.P.	California	23-3029688
Toll CA V, L.P.	California	23-3091624
Toll CA VI, L.P.	California	23-3091657
Toll CA VII, L.P.	California	20-1972440
Toll CA VIII, L.P.	California	20-2328888
Toll CA IX, L.P.	California	20-3454571
Toll CA X, L.P.	California	20-3454613

3

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll CA XI, L.P.	California	20-3532036
Toll CA XII, L.P.	California	20-3733386
Toll CA XIX, L.P.	California	20-5853968
Toll CO, L.P.	Colorado	23-2978294
Toll CT Limited Partnership	Connecticut	23-2963551
Toll CT II Limited Partnership	Connecticut	23-3041974
Toll CT III Limited Partnership	Connecticut	27-3790650
Toll DE LP	Delaware	20-0660934
Toll DE II LP	Delaware	26-1358236
Toll East Naples Limited Partnership	Florida	23-2929049
Toll Estero Limited Partnership	Florida	72-1539292
Toll FL Limited Partnership	Florida	23-3007073
Toll FL II Limited Partnership	Florida	73-1657686
Toll FL III Limited Partnership	Florida	20-0135814
Toll FL IV Limited Partnership	Florida	20-1158717
Toll FL V Limited Partnership	Florida	20-2862720
Toll FL VI Limited Partnership	Florida	20-3161585
Toll FL VII Limited Partnership	Florida	20-3482591
Toll FL VIII Limited Partnership	Florida	20-4232188
Toll FL X Limited Partnership	Florida	27-1476302
Toll Ft. Myers Limited Partnership	Florida	82-0559443
Toll GA LP	Georgia	20-5854013
Toll Grove LP	New Jersey	20-0215496
Toll Hudson LP	New Jersey	20-0465460
Toll IL HWCC, L.P.	Illinois	75-2985312
Toll IL, L.P.	Illinois	23-2963552
Toll IL II, L.P.	Illinois	23-3041962
Toll IL III, L.P.	Illinois	03-0382404
Toll IL IV, L.P.	Illinois	20-3733446
Toll IL WSB, L.P.	Illinois	20-1000885
Toll Jacksonville Limited Partnership	Florida	20-0204373
Toll Land Limited Partnership	Connecticut	23-2709099
Toll Land IV Limited Partnership	New Jersey	23-2737490
Toll Land V Limited Partnership	New York	23-2796637
Toll Land VI Limited Partnership	New York	23-2796640
Toll Land VII Limited Partnership	New York	23-2775308
Toll Land IX Limited Partnership	Virginia	23-2939502
Toll Land X Limited Partnership	Virginia	23-2774670
Toll Land XI Limited Partnership	New Jersey	23-2796302
Toll Land XV Limited Partnership	Virginia	23-2810342
Toll Land XVI Limited Partnership	New Jersey	23-2810344
Toll Land XVIII Limited Partnership	Connecticut	23-2833240
Toll Land XIX Limited Partnership	California	23-2833171
Toll Land XX Limited Partnership	California	23-2838991
Toll Land XXI Limited Partnership	Virginia	23-2865738
Toll Land XXII Limited Partnership	California	23-2879949
Toll Land XXIII Limited Partnership	California	23-2879946
Toll Land XIV Limited Partnership	New York	23-2796295
Toll Land XXV Limited Partnership	New Jersey	23-2867694
Toll Land XXVI Limited Partnership	Ohio	23-2880687
Toll Livingston at Naples Limited Partnership	Florida	71-0902794
Toll MA Land Limited Partnership	Massachusetts	20-4889176

4

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll MD Builder I, L.P.	Maryland	20-0355209
Toll MD Limited Partnership	Maryland	23-2963546
Toll MD II Limited Partnership	Maryland	23-2978195
Toll MD III Limited Partnership	Maryland	23-3044366
Toll MD IV Limited Partnership	Maryland	71-0890813
Toll MD V Limited Partnership	Maryland	81-0610742
Toll MD VI Limited Partnership	Maryland	20-1756721
Toll MD VII Limited Partnership	Maryland	20-2101938
Toll MD VIII Limited Partnership	Maryland	20-3675884
Toll MD IX Limited Partnership	Maryland	20-3733408
Toll MD X Limited Partnership	Maryland	20-5469282
Toll MD XI Limited Partnership	Maryland	20-8406566
Toll MI Limited Partnership	Michigan	23-2999200
Toll MI II Limited Partnership	Michigan	23-3015611
Toll MI III Limited Partnership	Michigan	23-3097778
Toll MI IV Limited Partnership	Michigan	20-1501161
Toll MI V Limited Partnership	Michigan	20-2489523
Toll MN, L.P.	Minnesota	20-0099987
Toll MN II, L.P.	Minnesota	20-4804528
Toll Naval Associates	Pennsylvania	23-2454576
Toll NC, L.P.	North Carolina	20-2087335
Toll NC II LP	North Carolina	20-5208447
Toll NC III LP	North Carolina	27-1931828
Toll NH Limited Partnership	New Hampshire	23-3048999
Toll NJ Builder I, L.P.	New Jersey	41-2089798
Toll NJ, L.P.	New Jersey	23-2963550
Toll NJ II, L.P.	New Jersey	23-2991953
Toll NJ III, L.P.	New Jersey	23-2993263
Toll NJ IV, L.P.	New Jersey	23-3038827
Toll NJ V, L.P.	New Jersey	23-3091620
Toll NJ VI, L.P.	New Jersey	23-3098583
Toll NJ VII, L.P.	New Jersey	20-2635402
Toll NJ VIII, L.P.	New Jersey	20-3337736
Toll NJ XI, L.P.	New Jersey	20-5088496
Toll Northville Limited Partnership	Michigan	23-2918130
Toll NV Limited Partnership	Nevada	23-3010602
Toll NY LP	New York	20-3887115
Toll NY II L.P.	New York	26-1813165
Toll NY III L.P.	New York	26-3893230
Toll NY IV L.P.	New York	27-1500651
Toll Orlando Limited Partnership	Florida	20-2862679
Toll PA, L.P.	Pennsylvania	23-2879956
Toll PA II, L.P.	Pennsylvania	23-3063349
Toll PA III, L.P.	Pennsylvania	23-3097666
Toll PA IV, L.P.	Pennsylvania	23-3097672
Toll PA V, L.P.	Pennsylvania	03-0395087
Toll PA VI, L.P.	Pennsylvania	47-0858909
Toll PA VIII, L.P.	Pennsylvania	20-0969010
Toll PA IX, L.P.	Pennsylvania	20-0969053
Toll PA X, L.P.	Pennsylvania	20-2172994
Toll PA XI, L.P.	Pennsylvania	20-3733420
Toll PA XII, L.P.	Pennsylvania	20-1934037

5

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll PA XIII, L.P.	Pennsylvania	20-4889135
Toll PA XIV, L.P.	Pennsylvania	26-1603357
Toll PA XV, L.P.	Pennsylvania	26-1415588
Toll Realty Holdings LP	Delaware	23-2954509
Toll RI, L.P.	Rhode Island	23-3020191
Toll RI II, L.P.	Rhode Island	27-0043852
Toll SC, L.P.	South Carolina	23-3094632
Toll SC II, L.P.	South Carolina	82-0574725
Toll SC III, L.P.	South Carolina	20-4249465
Toll SC IV, L.P.	South Carolina	26-2314893
Toll Stonebrae LP	California	20-3192668
Toll VA, L.P.	Virginia	23-2952674
Toll VA II, L.P.	Virginia	23-3001131
Toll VA III, L.P.	Virginia	23-3001132
Toll VA IV, L.P.	Virginia	75-2972033
Toll VA V, L.P.	Virginia	47-0887401
Toll VA VI, L.P.	Virginia	20-1972394
Toll VA VII, L.P.	Virginia	20-3675918
Toll WA LP	Washington	35-2425736
Toll WV LP	West Virginia	20-4249451
Toll YL, L.P.	California	23-3016250
Toll YL II, L.P.	California	80-0014182
Toll-Dublin, L.P.	California	23-3070669
Village Partners, L.P.	Pennsylvania	81-0594073
West Amwell Limited Partnership	New Jersey	23-2570825
Wilson Concord, L.P.	Tennessee	23-2887824
110-112 Third Ave. GC II LLC	New York	13-1940046**
110-112 Third Ave. GC LLC	New York	13-1940046**
1450 Washington LLC	New Jersey	20-1466751*
1500 Garden St. LLC	New Jersey	20-1466751**
2301 Fallston Road LLC	Maryland	23-2963546**
5-01 — 5-17 48th Avenue GC II LLC	New York	23-2796295**
5-01 — 5-17 48th Avenue GC LLC	New York	23-2796295**
5-01 — 5-17 48th Avenue II LLC	New York	23-2796295**
5-01 — 5-17 48th Avenue LLC	New York	23-2796295**
51 N. 8th Street GC LLC	New York	23-2796304**
51 N. 8th Street GC II LLC	New York	23-2796304**
51 N. 8th Street I LLC	New York	23-2709097**
700 Grove Street Urban Renewal, LLC	New Jersey	20-0215496**
Arbor Hills Development LLC	Michigan	20-1501161**
Arthur’s Woods, LLC	Maryland	23-2963546**
Arundel Preserve #6, LLC	Maryland	20-2101938**
Arundel Preserve #10a, LLC	Maryland	20-2101938**
Belmont Country Club I LLC	Virginia	23-2810333**
Belmont Country Club II LLC	Virginia	23-2810333**
Block 255 LLC	New Jersey	20-1466751**
Brier Creek Country Club I LLC	North Carolina	23-2954264**
Brier Creek Country Club II LLC	North Carolina	23-2954264**
C.B.A.Z. Construction Company LLC	Arizona	51-0385729**
C.B.A.Z. Holding Company LLC	Delaware	51-0385729
Component Systems I LLC	Delaware	23-2417123**
Component Systems II LLC	Delaware	23-2417123**

6

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
CWG Construction Company LLC	New Jersey	20-1104737
Dominion Valley Country Club I LLC	Virginia	23-2984309**
Dominion Valley Country Club II LLC	Virginia	23-2984309**
First Brandywine LLC I	Delaware	23-2731790**
First Brandywine LLC II	Delaware	23-2731790**
First Brandywine LLC III	Delaware	61-1443340**
First Brandywine LLC IV	Delaware	61-1443340**
Frenchman’s Reserve Realty, LLC	Florida	23-2417123**
Golf I Country Club Estates at Moorpark LLC	California	23-2963547**
Golf II Country Club Estates at Moorpark LLC	California	23-2963547**
Hatboro Road Associates LLC	Pennsylvania	23-3097666**
Hawthorn Woods Country Club II LLC	Illinois	75-2985312**
Hoboken Cove LLC	New Jersey	20-1466751**
Hoboken Land I LLC	Delaware	20-1466751**
Jacksonville TBI Realty LLC	Florida	23-2417123**
Lighthouse Point Land Company, LLC	Florida	20-0135814
Long Meadows TBI, LLC	Maryland	23-3044366**
Longmeadow Properties LLC	Maryland	23-3044366**
Martinsburg Ventures, L.L.C.	Virginia	23-2865738**
Mizner Realty, L.L.C.	Florida	23-2417123**
Naples TBI Realty, LLC	Florida	23-2417123**
Orlando TBI Realty LLC	Florida	23-2417123**
Paramount Village LLC	California	23-2748091**
Phillips Drive LLC	Maryland	23-3044366**
Prince William Land I LLC	Virginia	23-2774670**
Prince William Land II LLC	Virginia	23-2774670**
PT Maxwell Holdings, LLC	New Jersey	20-3153303
PT Maxwell, L.L.C.	New Jersey	20-3153303**
Regency at Denville LLC	New Jersey	23-2810344**
Regency at Dominion Valley LLC	Virginia	23-2984309**
Regency at Long Valley I LLC	New Jersey	23-3038827**
Regency at Long Valley II LLC	New Jersey	23-3038827**
Regency at Mansfield I LLC	New Jersey	23-3038827**
Regency at Mansfield II LLC	New Jersey	23-3038827**
Regency at Washington I LLC	New Jersey	23-3098583**
Regency at Washington II LLC	New Jersey	23-3098583**
South Riding Realty LLC	Virginia	23-2861890**
SR Amberlea LLC	Virginia	20-0383954**
SRLP II LLC	Virginia	23-2994639**
Tampa TBI Realty LLC	Florida	23-2417123**
TB Kent Partners LLC	Delaware	20-3887115**
The Regency Golf Club I LLC	Virginia	23-2984309**
The Regency Golf Club II LLC	Virginia	23-2984309**
The Ridges at Belmont Country Club I LLC	Virginia	23-2810333**
The Ridges at Belmont Country Club II LLC	Virginia	23-2810333**
Toll Austin TX LLC	Texas	26-0389752
Toll CA I LLC	California	23-2838417**
Toll CA Note II LLC	California	23-2838417**
Toll Cedar Hunt LLC	Virginia	23-2994369**
Toll CO I LLC	Colorado	23-2978294**
Toll Corners LLC	Delaware	23-2709099**
Toll Dallas TX LLC	Texas	26-0389704

7

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll DE X II, LLC	Delaware	20-1220599
Toll EB, LLC	Delaware	23-2810344**
Toll Equipment, L.L.C.	Delaware	23-2417123**
Toll FL I, LLC	Florida	23-3007073**
Toll FL IV LLC	Florida	20-2862720**
Toll Glastonbury LLC	Connecticut	23-3041974**
Toll Henderson LLC	Nevada	56-2489922**
Toll Hoboken LLC	Delaware	20-0465460**
Toll Houston TX LLC	Texas	27-0876926
Toll IN LLC	Indiana	23-2417123**
Toll Jupiter LLC	Florida	20-3368529**
Toll Lexington LLC	New York	27-3767977
Toll MA I LLC	Massachusetts	23-2748927**
Toll MA II LLC	Massachusetts	23-2748927**
Toll MD I, L.L.C.	Maryland	23-2737488**
Toll MD II LLC	Maryland	23-2740412**
Toll Midwest LLC	Delaware	57-1195250**
Toll Morgan Street LLC	Delaware	20-5088496**
Toll NC I LLC	North Carolina	23-2917299**
Toll NC IV LLC	North Carolina	20-5208447**
Toll NC Note LLC	North Carolina	23-2917299**
Toll NC Note II LLC	North Carolina	23-2917299**
Toll NJ I, L.L.C.	New Jersey	23-3091620**
Toll NJ II, L.L.C.	New Jersey	23-3091620**
Toll NJ III, LLC	New Jersey	23-2417123**
Toll North LV LLC	Nevada	56-2489922**
Toll North Reno LLC	Nevada	56-2489922**
Toll NV Holdings LLC	Nevada	56-2489922**
Toll Realty L.L.C.	Florida	23-2417123**
Toll San Antonio TX LLC	Texas	20-4888966**
Toll South LV LLC	Nevada	56-2489922**
Toll South Reno LLC	Nevada	56-2489922**
Toll Southwest LLC	Delaware	23-2417123**
Toll Stratford LLC	Virginia	20-3116806
Toll TX Note LLC	Texas	26-0389704**
Toll VA L.L.C.	Delaware	51-0385728
Toll VA III L.L.C.	Virginia	23-2417123**
Toll Van Wyck, LLC	New York	23-2796637**
Toll Vanderbilt I LLC	Rhode Island	23-3020194**
Toll Vanderbilt II LLC	Rhode Island	51-1195217**
Toll-Dublin, LLC	California	23-3070669**
Toll West Coast LLC	Delaware	23-2417123**
Vanderbilt Capital LLC	Rhode Island	56-2421664
Virginia Construction Co. I, LLC	Virginia	23-2417123**
Virginia Construction Co. II, LLC	Virginia	23-2417123**

**	Uses Employer Identification Number used by its sole member.

8

PROSPECTUS

[graphic omitted]

TOLL BROTHERS, INC.

Common Stock

Preferred Stock

Warrants

Guarantees of Debt Securities

TOLL CORP.

FIRST HUNTINGDON FINANCE CORP.

TOLL BROTHERS FINANCE CORP.

TOLL FINANCE CORP.

Debt Securities

Toll Brothers, Inc. may offer and sell any combination of the following securities from time to time:

•	common stock;

•	preferred stock;

•

warrants to purchase common stock or preferred stock issued by Toll Brothers, Inc. or debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp.; and

•	guarantees of debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp.

Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. may offer debt securities from time to time. If indicated in the relevant prospectus supplement, the debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may, in addition to the guarantee of Toll Brothers, Inc., be fully and unconditionally guaranteed by a number of our directly or indirectly wholly-owned subsidiaries. Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. are indirect, wholly-owned subsidiaries of Toll Brothers, Inc.

We may offer these securities from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Toll Brothers, Inc. common stock is listed on the New York Stock Exchange under the Symbol “TOL.”

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 36 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

You should consider carefully the discussion of risk factors incorporated by reference from our most recent annual report on Form 10-K and our subsequently filed quarterly reports on Form 10-Q that update our risk factors disclosure discussed under the caption “Risk Factors” on page 5 of this prospectus before purchasing any securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration or continuous offering process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities that are registered under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement, including the information we have incorporated by reference, together with the additional information described under the heading “Where You Can Find More Information” before you invest.

We are only responsible for the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement or included elsewhere in the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Any of the securities described in this prospectus may be convertible or exchangeable into other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Toll Brothers,” “the Company,” “we,” “us,” “our” or similar references mean Toll Brothers, Inc. and its subsidiaries, including Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp., unless the context otherwise requires.

OUR COMPANY

Toll Brothers, Inc., a Delaware corporation formed in May 1986, began doing business through predecessor entities in 1967. We design, build, market and arrange financing for single-family detached and attached homes in luxury residential communities. We operate our own land development, architectural, engineering, mortgage, title, landscaping, security monitoring, lumber distribution, house component assembly, and manufacturing operations. We also develop, own and operate golf courses and country clubs associated with several of our master planned communities. We cater to move-up, empty-nester, active-adult, age-qualified and second-home buyers. At October 31, 2011 we operated in 19 states of the United States. In the five years ended October 31, 2011, we delivered 20,072 homes from 530 communities, including 2,611 homes from 247 communities in fiscal 2011. Included in the five-year deliveries are 424 units that were delivered from three communities where we used the percentage of completion accounting method to recognize revenues and cost of revenues. Currently, we do not use percentage of completion accounting.

We have investments in a number of joint ventures to develop land for the sole use of the venture participants, including ourselves, and to develop land for sale to the joint venture participants and to unrelated builders. We are a participant in joint ventures with unrelated parties to develop luxury condominium projects, including for-sale residential units and commercial space, and to develop a single master planned community. In addition, we formed Toll Brothers Realty Trust and Toll Brothers Realty Trust II to invest in commercial real estate opportunities. In fiscal 2010, we formed Gibraltar Capital and Asset Management to invest in distressed real estate opportunities which may be different than our traditional homebuilding operations.

Our traditional, single-family communities are generally located on land we have either acquired and developed or acquired fully approved and, in some cases, improved. We also operate through a number of joint ventures. As of October 31, 2011, we had operations in the following major suburban and urban residential markets:

•	Philadelphia, Pennsylvania metropolitan area

•	Lehigh Valley area of Pennsylvania

•	Central and northern New Jersey

•	Virginia and Maryland suburbs of Washington, D.C.

•	Baltimore, Maryland metropolitan area

•	Eastern Shore of Maryland and Delaware

•	Richmond, Virginia metropolitan area

•	Boston, Massachusetts metropolitan area

•	Fairfield, Hartford, New Haven and New London Counties, Connecticut

•	Westchester, Dutchess, Ulster and Saratoga Counties, New York

•	Boroughs of Manhattan and Brooklyn in New York City

•	Los Angeles, California metropolitan area

•	San Francisco Bay, Sacramento and San Jose areas of northern California

•	San Diego and Palm Springs, California areas

•	Phoenix, Arizona metropolitan area

•	Raleigh and Charlotte, North Carolina metropolitan areas

•	Dallas, San Antonio and Houston, Texas metropolitan areas

•	Southeast and southwest coasts and the Jacksonville and Orlando areas of Florida

•	Las Vegas and Reno, Nevada metropolitan areas

•	Detroit, Michigan metropolitan area

•	Chicago, Illinois metropolitan area

•	Denver, Colorado metropolitan area

•	Minneapolis/St. Paul, Minnesota metropolitan area, and

•	Hilton Head area of South Carolina.

We entered the Seattle Washington market in November 2011 through the acquisition of CamWest Development LLC (“CamWest”). CamWest develops a variety of home types, including luxury single-family homes, condominiums, and townhomes throughout the Seattle, Washington metropolitan area, primarily in King and Snohomish Counties.

We continue to explore additional geographic areas and markets for expansion, as appropriate.

Our executive offices are located at 250 Gibraltar Road, Horsham, Pennsylvania 19044. Our telephone number is (215) 938-8000.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 (the “Securities Act”). This prospectus does not contain all of the information set forth in the registration statement. For further information about us, you should refer to the registration statement. The information included or incorporated by reference in this prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the information included or incorporated by reference in this prospectus may not contain all of the information that you may find important, you should review the full text of the documents to which we refer you. We have filed these documents as exhibits to our registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file with the SEC at the SEC’s public reference room at the following location:

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s Internet website at http://www.sec.gov. We also make available free of charge on our website, at http://www.tollbrothers.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, our common stock is listed on the New York Stock Exchange (“NYSE”) and similar information concerning us can be inspected and copied at the NYSE, 11 Wall Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we are permitted to disclose important information to you by referring you to other documents we have filed with the SEC. We incorporate by reference in two ways. First, we list certain documents that we have filed with the SEC. The information in these documents is considered part of this prospectus. Second, we expect to file additional documents with the SEC in the future that will, when filed, update the current information included in or incorporated by reference in this prospectus. You should consider any statement contained in this prospectus or in a document which is incorporated by reference into this prospectus to be modified or superseded to the extent that the statement is modified or superseded by another statement contained in a later dated document that constitutes a part of this prospectus or is incorporated by reference into this prospectus. You should consider any statement which is so modified or superseded to be a part of this prospectus only as so modified or superseded.

We incorporate by reference in this prospectus all the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (excluding, in each case, any portion of such documents that may have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K of Toll Brothers, Inc. filed with the SEC for the fiscal year ended October 31, 2010;

•	Quarterly Reports on Form 10-Q of Toll Brothers, Inc. filed with the SEC for the quarters ended January 31, 2011, April 30, 2011 and July 31, 2011;

•	Current Reports on Form 8-K and Form 8-K/A of Toll Brothers, Inc. filed with the SEC on March 18, 2011, June 15, 2011, June 16, 2011 and November 15, 2011;

•

The description of the common stock of Toll Brothers, Inc. contained in its registration statement filed with the SEC on a Form 8-A dated June 19, 1986 registering the common stock under Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed to update the description; and

•

The description of preferred stock purchase rights contained in the registration statement of Toll Brothers, Inc. filed with the SEC on June 18, 2007 on Form 8-K, and any amendment or report filed to update the description.

We will deliver, without charge, to anyone receiving this prospectus, upon written or oral request, a copy of any document incorporated by reference in this prospectus but not delivered with this prospectus, but the exhibits to those documents will not be delivered unless they have been specifically incorporated by reference. Requests for these documents should be made to: Director of Investor Relations, Toll Brothers, Inc., 250 Gibraltar Road, Horsham PA 19044 (215) 938-8000. We will also make available to the holders of the securities offered by this prospectus annual reports which will include audited financial statements of Toll Brothers, Inc. and its consolidated subsidiaries, including Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. We do not expect that Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be required to make filings with the Commission under Section 15(d) of the Exchange Act.

RISK FACTORS

Our business is subject to certain uncertainties and risks. You should consider carefully and evaluate all of the information contained or incorporated by reference in this prospectus or a supplement to this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q that update those risk factors before purchasing any securities offered in connection with this prospectus. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these statements by the fact that they do not relate to matters of strictly historical or factual nature and generally discuss or relate to estimates or other expectations regarding future events. They contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Such statements may include, but are not limited to, information related to: anticipated operating results; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues; selling, general and administrative expenses; interest expense; inventory write-downs; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; the ability to acquire land and pursue real estate opportunities; the ability to gain approvals and to open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; and legal proceedings and claims.

Any or all of the forward-looking statements included in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus are not guarantees of future performance and may turn out to be inaccurate. Consequently, actual results may differ materially from those that might be anticipated from our forward looking statements. Therefore, we caution you not to place undue reliance on our forward-looking statements. The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others: local, regional, national, and international economic conditions; demand for homes; changes in consumer confidence; changes in interest rates; unemployment rates; changes in sales conditions, including home prices, in the markets where we build homes; the competitive environment in which we operate; the availability and cost of land for future growth; conditions that could result in inventory write-downs or write-downs associated with investments in unconsolidated entities; the ability to recover our deferred tax assets; the availability of capital; uncertainties in the capital and securities markets; liquidity in the credit markets; changes in tax laws and their interpretation; effects of governmental legislation and regulation; the outcome of various legal proceedings; the availability of adequate insurance at reasonable cost; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals and the applicability and sufficiency of our insurance coverage; the ability of customers to obtain financing for the purchase of homes; the ability of customers to sell their existing homes; the ability of the participants in various joint ventures to honor their commitments; the availability and cost of labor and building and construction materials; the cost of raw materials; construction delays; domestic and international political events; and weather conditions. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of residential development properties, the repayment of our outstanding indebtedness, working capital, or for any other purposes as may be described in the accompanying prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Twelve months ended October 31,								Nine months ended July 31,
	2006	2007	2008		2009		2010		2010		2011
Ratio of earnings to fixed charges	8.55	1.26	(a	)	(a	)	(a	)	(a	)	(a	)

(a)	For the twelve-month periods ended October 31, 2010, 2009, 2008, and the nine-month periods ended July 31, 2011 and 2010, our earnings were not sufficient to cover fixed charges by approximately $125.2 million, $517.8 million, $493.8 million, $72.8 million and $119.7 million, respectively.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

As of October 31, 2011, our authorized capital stock consisted of 400,000,000 shares of common stock, $.01 par value per share, and 15,000,000 shares of preferred stock, $.01 par value per share.

Common Stock

Subject to the rights and preferences of any holders of our preferred stock, of which there were none as of October 31, 2011, the holders of our common stock are entitled to one vote per share on all matters that require a vote of the common stockholders. In addition, the holders of our common stock are entitled to receive such dividends as legally may be declared by the Board of Directors and to receive pro rata our net assets upon liquidation. There are no cumulative voting, preemptive, conversion or redemption rights applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

On March 17, 2010, the Board of Directors of the Company adopted a Certificate of Amendment to the Second Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”). The Certificate of Amendment includes an amendment approved by the Company’s stockholders at the 2010 Annual Meeting which restricts certain transfers of the Company’s common stock in order to preserve the tax treatment of the Company’s net operating and unrealized tax losses. The Certificate of Amendment’s transfer restrictions generally restrict any direct or indirect transfer of the Company’s common stock if the effect would be to increase the direct or indirect ownership of any Person (as defined in the Certificate of Amendment) from less than 4.95% to 4.95% or more of the Company’s common stock, or increase the ownership percentage of a Person owning or deemed to own 4.95% or more of the Company’s common stock. Any direct or indirect transfer attempted in violation of this restriction would be void as of the date of the prohibited transfer as to the purported transferee.

Except as otherwise specifically provided by law or as set forth in “Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws, our Rights Plan and Delaware Law—Classified Board of Directors and Restrictions On Removal” below, all matters coming before a meeting of stockholders other than election of Directors are determined by a majority of the votes cast affirmatively or negatively. Directors are elected by a plurality of the votes cast.

On June 13, 2007, the Board of Directors adopted a Rights Agreement which established a Stockholder Rights Plan. This Stockholder Rights Plan provides for one right to attach to each share of our common stock. Upon the occurrence of certain events, each right entitles the registered holder to purchase from us a unit consisting of one ten-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $100 per unit. Initially the rights attach to all common stock certificates and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of:

•

10 days following a public announcement that a person or group of affiliated persons has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock (the “Stock Acquisition Date”); or

•	10 business days following the commencement of a tender offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

The rights are not exercisable until the distribution date and will expire at the close of business on July 11, 2017. In the event any non-exempt person or group acquires 15% or more of the then outstanding shares of our common stock, unless the acquisition is made pursuant to a tender offer for all outstanding shares at a price determined by a majority of the members of the Board of Directors, excluding any members of the Board of Directors who are also officers of the Company, to be fair and otherwise in our best interests and the best interests of our stockholders, each holder of a right will have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the right; except that the rights held by a non-exempt person or group become null and void upon that person or group acquiring 15% or more of the then outstanding shares of our common stock. At any time until 10 days following the Stock Acquisition Date, we may redeem the rights at a price of $.001 per right. The Rights Agreement establishing the Stockholder Rights Plan was filed with the SEC on June

18, 2007 as an exhibit to a Current Report on Form 8-K. For additional information, holders of the common stock of Toll Brothers, Inc. should read the Rights Agreement, which is incorporated by reference in this prospectus.

Our common stock is traded on the NYSE under the symbol “TOL.”

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

General. We may issue, from time to time, shares of one or more series of preferred stock. Summarized below are the general terms and provisions that will apply to any preferred stock that may be offered, except as otherwise described by the prospectus supplement. When we offer to sell a particular series of preferred stock, a prospectus supplement will update our description of our preferred stock, as applicable, to reflect the issuance of any then issued and outstanding series and describe the specific terms of the series of preferred stock being offered. If any of the general terms and provisions described in this prospectus apply to the particular series of preferred stock, the prospectus supplement will so indicate and will describe any alternative provisions that are applicable. Each series of preferred stock will be issued under a certificate of designations relating to that series, and will also be subject to our Second Restated Certificate of Incorporation, as may be amended from time to time (“Certificate of Incorporation”).

The following summary of various provisions of the preferred stock is not complete. You should read our Certificate of Incorporation and each certificate of designations relating to a specific series of preferred stock for additional information. Each certificate of designations relating to a specific series of preferred stock will be filed as an amendment to the registration statement or as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part at the time of issuance of the particular series of preferred stock.

The Board of Directors is authorized to issue shares of preferred stock, in one or more series, and to fix for each series voting powers and the preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions, that are permitted by the Delaware General Corporation Law. The Board of Directors is authorized to determine the following terms for each series of preferred stock, which will be described in the prospectus supplement:

•	the number of shares and their designation and title;

•	the dividend rate or the method of calculating the dividend rate, if applicable;

•	the priority as to payment of dividends;

•	the dividend periods or the method of calculating the dividend periods, if applicable;

•	the voting rights, if any;

•	the liquidation preference and the priority as to payment of the liquidation preference upon our liquidation or winding-up;

•	whether and on what terms the shares will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares will be convertible into or exchangeable for other debt or equity securities;

•	whether the shares will be listed on a securities exchange; and

•	the other rights and privileges and any qualifications, limitations or restrictions relating to the shares.

Dividends. Holders of a series of preferred stock will be entitled to the dividend rights, if any, described in the prospectus supplement relating to the offering of that series. The prospectus supplement will identify, as applicable, the dividend rates and the record and payment dates, as well as any other terms of any dividend rights applicable to the series.

Unless otherwise described in the prospectus supplement, each series of preferred stock to which dividend rights apply will rank junior with respect to dividends to any series of preferred stock that may be issued in the future that is expressly senior with respect to dividends to the earlier series of the preferred stock. If at any time we fail to pay accrued dividends on any senior series of preferred stock at the time dividends are payable on a junior series of preferred stock, we may not pay any dividend on the junior series of preferred stock or redeem or otherwise repurchase shares of the junior series of preferred stock until the accumulated but unpaid dividends on the senior series have been paid or set aside for payment in full by us.

Convertibility. No series of preferred stock will be convertible or exchangeable for other securities or property, except, in the case of any series, to the extent conversion or exchange rights of that series are otherwise stated in the prospectus supplement.

Redemption and Sinking Fund. We will not have the right or obligation to redeem or pay into a sinking fund for the benefit of any series of preferred stock, except, in the case of any series, to the extent such rights or obligations are otherwise stated in the prospectus supplement.

Liquidation Rights. Unless otherwise stated in the prospectus supplement, in the event of our liquidation, dissolution or winding-up, holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement for that particular series of preferred stock plus any accrued and unpaid dividends. We will pay these amounts to the holders of each series of the preferred stock and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to distributions. These payments will be made out of our assets available for distribution to stockholders before any distribution is made to holders of common stock or any other shares of our preferred stock ranking junior to the series of preferred stock as to rights upon liquidation, dissolution or winding-up.

In the event that there are insufficient funds to pay in full the amounts payable to all equally-ranked classes of our preferred stock, we will allocate the remaining assets equally among all series of equally-ranked preferred stock in proportion to the full respective preferential amounts to which they are entitled. Unless otherwise specified in the prospectus supplement for a series of preferred stock, after we pay the full amount of the liquidation distribution to which they are entitled, the holders of shares of a series of preferred stock will not be entitled to participate in any further distribution of our assets. Our consideration or merger with another corporation or sale of securities will not be considered a liquidation, dissolution or winding-up for these purposes.

Voting Rights. Holders of a series of preferred stock will not have any voting rights other than any such rights that are described in the prospectus supplement relating to the offering of that series and any such rights as are otherwise from time to time required by law.

Miscellaneous. When the preferred stock is issued, it will be fully paid and non-assessable. Holders of preferred stock will have no preemptive rights. If we redeem or otherwise reacquire any shares of preferred stock, we will restore the shares to the status of authorized and unissued shares of preferred stock. These shares will not be a part of any particular series of preferred stock and we may reissue the shares. There are no restrictions on repurchase or redemption of the preferred stock on account of any arrearage on sinking fund installments, except as may be described in the prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures or other agreements entered into by us. The prospectus supplement will describe any material contractual restrictions on dividend payments. The prospectus supplement will also describe any material United States federal income tax considerations applicable to the preferred stock.

No Other Rights. The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except for those described above or in the prospectus supplement, our Certificate of Incorporation or the applicable certificate of designations, or as otherwise required by law.

Transfer Agent and Registrar. The prospectus supplement for each series of preferred stock will identify the transfer agent and registrar.

Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws, our Rights Plan and Delaware Law

Blank Check Preferred Stock. Our Certificate of Incorporation provides for 15,000,000 authorized shares of preferred stock. See “Description of Capital Stock.” The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the best interests of the Company, the Board of Directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock and may make it more difficult to change the composition of our Board of Directors and may discourage or make difficult any attempt by a person or group to obtain control of us.

Classified Board of Directors and Restrictions On Removal. Prior to March 17, 2011, under our Certificate of Incorporation, the Board of Directors were divided into three classes of directors serving staggered terms of three years each. Each class was to be as nearly equal in number as possible, with one class being elected each year. On March 17, 2011, our Certificate of Incorporation was amended to provide for the annual election of directors commencing with the election of the class of directors whose current term is set to expire at the 2012 Annual Meeting of Stockholders, continuing with the election of the class of directors whose current term is set to expire at the 2013 Annual Meeting of Stockholders, and culminating with the election of the entire Board of Directors for the first time at the 2014 Annual Meeting of Stockholders.

Our Certificate of Incorporation also provides that:

•	directors may be removed from office only for cause and only with the affirmative vote of 66 2/3% of the voting power of the voting stock;

•	any vacancy on the Board of Directors or any newly created directorship will be filled by the remaining directors then in office, though they may constitute less than a quorum; and

•	advance notice of stockholder nominations for the elections of directors must be given in the manner provided by our bylaws.

The required 66 2/3% stockholder vote necessary to alter, amend or repeal these provisions of our Certificate of Incorporation and all other provisions of our bylaws adopted by the Board of Directors, or to adopt any provisions relating to the classification of the Board of Directors and the other matters described above may make it more difficult to change the composition of our Board of Directors and may discourage or make difficult any attempt by a person or group to obtain control of us.

Provisions of Rights Plan. As discussed under “Description of Capital Stock—Common Stock,” we have adopted a Rights Agreement that provides stockholders with rights to purchase shares of our Series A Junior Participating Preferred Stock under certain circumstances involving a potential change in control. The rights have certain anti-takeover effects, and will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. The rights, however, are not intended to prevent a takeover, but rather are designed to enhance the ability of the Board of Directors to negotiate with a potential acquiror on behalf of all of the stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or (c) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. The application of Section 203 of the Delaware General Corporation Law may discourage or make difficult any attempt by a person or group to obtain control of us.

Section 203 of the Delaware General Corporation Law defines the term “business combination” to include: (a) any merger or consolidation involving the corporation or any of its direct or indirect majority-owned subsidiaries and the interested stockholder or another entity if the merger or consolidation is caused by the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge or transfer of 10% or more of either the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or any of its direct or indirect majority-owned subsidiaries involving the interested stockholder; (c) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or that subsidiary to the interested stockholder; (d) subject to certain exceptions, any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or that subsidiary owned by the interested stockholder; or (e) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct or indirect majority-owned subsidiaries. In general, Section 203 defines an “interested stockholder” as any entity or person owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF WARRANTS

General

We may issue, together with other securities offered by this prospectus or separately, warrants for the purchase of the following:

•	our common stock

•	our preferred stock; or

•	our debt securities.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The terms of each warrant agreement will be discussed in the prospectus supplement relating to the particular series of warrants. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants, reflecting the provisions to be included in these agreements for a particular offering will be, in each case, filed with the SEC in an amendment to the registration statement or as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part prior to the date of any prospectus supplement relating to an offering of the particular warrant.

We have summarized below the general terms and provisions that will apply to any warrants that may be offered, except as otherwise described by the prospectus supplement. When we offer to sell warrants, a prospectus supplement will describe the specific terms of that series of warrants. If any of the general terms and provisions described in this prospectus do not apply to the particular series of warrants being offered the prospectus supplement will so indicate and will describe any alternative provisions that are applicable. The following summary of various provisions of the warrants, the warrant agreements and the warrant certificates is not complete. You should read all of the provisions of the applicable warrant agreement and warrant certificate, including the definitions contained in those documents of various terms, for additional important information concerning any series of warrants offered by this prospectus.

Common Stock Warrants

General. The prospectus supplement relating to any series of common stock warrants that are offered by this prospectus will describe the specific terms of that series of common stock warrants, any related common stock warrant agreement and the common stock warrant certificate(s) representing the common stock warrants. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of common stock warrants:

•	the procedures and conditions relating to the exercise of the common stock warrants;

•	the number of shares of common stock, if any, issued with the common stock warrants;

•	the date, if any, on and after which the common stock warrants and any related shares of common stock will be separately transferable;

•	the offering price, if any, of the common stock warrants;

•	the number of shares of common stock which may be purchased upon exercise of the common stock warrants and the price or prices at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the common stock warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the common stock warrants;

•	call provisions, if any, of the common stock warrants; and

•	any other material terms of the common stock warrants.

Common stock warrant certificates will be exchangeable for new common stock warrant certificates of different denominations. In addition, common stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. A holder of a common stock warrant will not have any of the rights of a holder of the common stock which may be purchased by the exercise of the common stock warrant before the common stock is purchased by the exercise of the common stock warrant. Accordingly, before a common stock warrant is exercised, the holder will not be entitled to receive any dividend payments or exercise any voting or other rights associated with the shares of common stock which may be purchased when the common stock warrant is exercised.

Exercise of Common Stock Warrants. Each common stock warrant will entitle the holder to purchase for cash the number of shares of our common stock at the exercise price that is described or explained in the prospectus supplement. Common stock warrants may be exercised at any time from the time they become exercisable, as described in the prospectus supplement, up to the time on the date stated in the prospectus supplement. Afterwards, unexercised common stock warrants will become void.

Common stock warrants may be exercised in the manner described in the prospectus supplement. When we receive payment and the properly completed and duly executed common stock warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of common stock purchased upon exercise of the common stock warrants. If less than all of the common stock warrants represented by the common stock warrant certificate are exercised, we will issue a new common stock warrant certificate for the amount of common stock warrants that remain exercisable.

Preferred Stock Warrants

General. The prospectus supplement relating to any series of preferred stock warrants that are offered by this prospectus will describe the specific terms of that series of preferred stock warrants, any related preferred stock warrant agreement and the preferred stock warrant certificate(s) representing the preferred stock warrants. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of preferred stock warrants:

•

the designation and terms of the shares of preferred stock which may be purchased upon exercise of the preferred stock warrants and the procedures and conditions relating to the exercise of the preferred stock warrants;

•

the designation and terms of any related shares of preferred stock with which the preferred stock warrants are issued and the number of shares of the preferred stock, if any, issued with preferred stock warrants;

•	the date, if any, on and after which the preferred stock warrants and any related shares of preferred stock will be separately transferable;

•	the offering price, if any, of the preferred stock warrants;

•	the number of shares of preferred stock which may be purchased upon exercise of the preferred stock warrants and the initial price or prices at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the preferred stock warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations relevant to the exercise of the preferred stock warrants;

•	call provisions, if any, of the preferred stock warrants; and

•	any other material terms of the preferred stock warrants.

Preferred stock warrant certificates will be exchangeable for new preferred stock warrant certificates of different denominations. In addition, preferred stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. A holder of a preferred stock warrant will not have any of the rights of a holder of the preferred stock which may be purchased by the exercise of the preferred stock warrant before the preferred stock is purchased by the exercise of the preferred stock warrant. Accordingly, before a preferred stock warrant is exercised, the holder will not be entitled to receive any dividend payments or exercise any voting or other rights associated with the preferred stock which may be purchased when the preferred stock warrant is exercised.

Exercise of Preferred Stock Warrants. Each preferred stock warrant will entitle the holder to purchase for cash the number of shares of our preferred stock at the exercise price described or explained in the prospectus supplement. Preferred stock warrants may be exercised at any time from the time they become exercisable, as described in the prospectus supplement, up to the time on the date stated in the prospectus supplement. Afterwards, unexercised preferred stock warrants will become void.

Preferred stock warrants may be exercised in the manner described in the prospectus supplement. When we receive payment and the properly completed and duly executed preferred stock warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of preferred stock purchased upon exercise of the preferred stock warrants. If less than all of the preferred stock warrants represented by the preferred stock warrant certificate are exercised, we will issue a new preferred stock warrant certificate for the amount of preferred stock warrants that remain exercisable.

Debt Warrants

General. The prospectus supplement relating to any series of debt warrants that are offered by this prospectus will describe the specific terms of that series of debt warrants, any related debt warrant agreement and the debt warrant certificate(s) representing the debt warrants. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt warrants:

•

the issuer of the debt securities which may be purchased upon exercise of the debt warrants, the designation, number, stated value and terms of those debt securities, the terms of the related guarantees and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any debt securities and related guarantees with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities which may be purchased upon exercise of each debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations relevant to the exercise of the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the debt warrants; and

•	any other material terms of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. In addition, debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. A holder of a debt warrant will not have any of the rights of a holder of the debt securities which may be purchased by the exercise of the debt warrant before the debt securities are purchased by the exercise of the debt warrant. Accordingly, before a debt warrant is exercised, the holder will not be entitled to receive any payments of principal, premium, if any, or interest, if any, on the debt securities which may be purchased by the exercise of that debt warrant.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities described in the prospectus supplement at the exercise price described or explained in the prospectus supplement. Debt warrants may be exercised at any time from the time they become exercisable, as described in the prospectus supplement, up to the time on the date stated in the prospectus supplement. Afterwards, unexercised debt warrants will become void.

Debt warrants may be exercised in the manner described in the prospectus supplement. When we receive payment and the properly completed and duly executed debt warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities purchased upon the exercise of the debt warrants. If less than all of the debt warrants represented by the debt warrant certificate are exercised, we will issue a new debt warrant certificate for the amount of debt warrants that remain exercisable.

DESCRIPTION OF SENIOR DEBT SECURITIES AND GUARANTEES

Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. may issue debt securities from time to time in one or more series. Any series of debt securities offered by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be offered together with the guarantees of Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the debt securities which, unless otherwise provided in the prospectus supplement, will be full and unconditional.

One or more series of the debt securities of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may be issued under a single indenture. Alternatively, any series of debt securities may be issued under a separate indenture. The terms applicable to each series of debt securities will be stated in the indenture and may be modified by the resolution(s) authorizing that series of debt securities adopted by the board of directors, or an officer or committee of officers authorized by the board of directors, of both the issuer of the debt securities, Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the debt securities under the applicable indenture. We refer in this prospectus to the resolution(s) authorizing a series of debt securities as an authorizing resolution. Each indenture under which any debt securities are issued, including the applicable authorizing resolution(s), is referred to in this prospectus as an “indenture,” and collectively with any other indentures, as the “indentures.” Each indenture will be entered into among Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the obligor, Toll Brothers, Inc. and/or any of its directly or indirectly owned subsidiaries that are guarantors of the debt securities, as the issuer(s) of the related guarantees, and the institution named in the prospectus supplement, as trustee.

The following is a description of certain general terms and provisions of the debt securities we may offer by this prospectus. The name of the issuer and the particular terms of any series of debt securities we offer, including the extent to which the general terms and provisions may apply to that series of debt securities, will be described in a prospectus supplement relating to those debt securities. Except as otherwise indicated in this prospectus or in the prospectus supplement, the following description of indenture terms is applicable to, and each reference to “the indenture” is a reference to, each indenture that Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may enter into with respect to any series of debt securities we may offer by this prospectus, unless the context otherwise requires.

The terms of any series of the debt securities include those stated in the applicable indenture. Holders of each series of the debt securities are referred to the indenture for that series, including the applicable authorizing resolution, for a statement of the terms. The respective forms of indentures for the debt securities of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. are filed as exhibits to the registration statement of which this prospectus is a part. Each indenture may be amended or modified for any series of debt securities by an authorizing resolution which will be described in the prospectus supplement, and the applicable authorizing resolution relating to any series of debt securities offered pursuant to this prospectus will be filed as an exhibit to a report incorporated by reference in this prospectus. The following summary of certain provisions of the debt securities and the indenture is not complete. You should read all of the provisions of the indenture, including the definitions contained in the indenture which are not otherwise defined in this prospectus, and the prospectus supplement. Wherever we refer to particular provisions or defined terms of the indenture, these provisions or defined terms are incorporated in this prospectus by reference.

General

The debt securities, when issued, will be obligations that constitute senior secured debt or senior unsecured debt of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be. Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the debt securities will guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. This guarantee will be full and unconditional unless otherwise provided in the prospectus supplement. See “Guarantee of Debt Securities.” The total principal amount of debt securities which may be issued under the indenture will not be limited. Debt securities may be issued under the indenture from time to time in one or more series. Unless the prospectus supplement relating to the original offering of a particular series of debt securities indicates otherwise, the issuer of that series of debt securities will have the ability to reopen the previous issue of that series of debt securities and issue additional debt securities of that series pursuant to an authorizing resolution, an officers’ certificate or an indenture supplement. Because neither Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. nor Toll Finance Corp. has any independent operations or generates any operating revenues, the funds required to pay the principal, the premium, if any, and interest on the debt securities will come from Toll Brothers, Inc. and its other subsidiaries. Except as otherwise stated in the prospectus supplement, there is no legal or contractual restriction on the ability of Toll Brothers, Inc. or the other subsidiaries of Toll Brothers, Inc. to provide these funds.

If the debt securities of any series issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be subordinated to any other indebtedness of that issuer, the indebtedness of that issuer to which that series will be subordinated will be referred to in the applicable authorizing resolution and prospectus supplement as senior indebtedness of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be. The applicable authorizing resolution and prospectus supplement will define that senior indebtedness and describe the terms of the subordination. Unless otherwise stated in the prospectus supplement, the payment of principal, premium, if any, and interest on any series of debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. which is subordinated by its terms to other indebtedness of that issuer will be subordinated in right of payment, in the manner and to the extent described in the indenture under which that series is issued, to the prior payment in full of all senior indebtedness of the issuer, as defined in the applicable authorizing resolution and prospectus supplement, whether the senior indebtedness is outstanding on the date of the indenture or is created, incurred, assumed or guaranteed after the date of the indenture.

The prospectus supplement relating to any series of debt securities that are offered by this prospectus will name the issuer and describe the specific terms of that series of debt securities. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt securities:

•	their title and, if other than denominations of $1,000 and any integral multiple thereof, the denominations in which they will be issuable;

•	their price or prices (expressed as a percentage of the respective aggregate principal amount of the debt securities) at which they will be issued;

•	their total principal amount and, if applicable, the terms on which the principal amount of the series may be increased by a subsequent offering of additional debt securities of the same series;

•

the interest rate (which may be fixed or variable and which may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity), the date or dates from which interest, if any, will accrue and the circumstances, if any, in which the issuer may defer interest payments;

•	any special provisions for the payment of any additional amounts with respect to the debt securities;

•	any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced by the securities to other indebtedness of the issuer;

•	the date or dates on which principal and premium, if any, are payable or the method of determining those dates;

•

the dates and times at which interest, if any, will be payable, the record date for any interest payment and the person to whom interest will be payable if other than the person in whose name the debt security is registered at the close of business on the record date for the interest payment;

•	the place or places where principal, premium, if any, and interest, if any, will be payable;

•

the terms applicable to any “original issue discount” (as defined in the Internal Revenue Code of 1986, as amended, and the related regulations), including the rate or rates at which the original issue discount will accrue, and any special federal income tax and other considerations;

•

the right or obligation, if any, of the issuer to redeem or purchase debt securities under any sinking fund or analogous provisions or at the option of a holder of debt securities, or otherwise, the conditions, if any, giving rise to the right or obligation and the period or periods within which, and the price or prices at which and the terms and conditions upon which, debt securities will be redeemed or purchased, in whole or in part, and any provisions for the marketing of the debt securities;

•

if the amount of payments of principal, premium, if any, and interest, if any, is to be determined by reference to an index, formula or other method, the manner in which these amounts are to be determined and the calculation agent, if any, with respect to the payments;

•

if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration or acceleration of the stated maturity of the debt securities pursuant to an “Event of Default,” as defined in the applicable indenture;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary;

•	any provision for electronic issuance or issuances in uncertificated form;

•	any listing of the debt securities on a securities exchange;

•	any events of default or covenants in addition to or in place of those described in this prospectus;

•

the terms, if any, on which the debt securities will be convertible into or exchangeable for other debt or equity securities, including without limitation the conversion price, the conversion period and any other provisions in addition to or in place of those included in this prospectus;

•	the collateral, if any, securing payments with respect to the debt securities and any provisions relating to the collateral;

•	whether and upon what terms the debt securities may be defeased; and

•	any other material terms of that series of debt securities.

Guarantees of Debt Securities

Each Guarantor (as that term is defined in the indenture) will guarantee, fully and unconditionally unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement.

The assets of Toll Brothers, Inc. consist principally of the stock of its subsidiaries. Therefore, the rights of Toll Brothers, Inc. and the rights of its creditors, including the holders of debt securities fully and unconditionally guaranteed by Toll Brothers, Inc., to participate in the assets of any subsidiary other than the issuer of those debt securities upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of Toll Brothers, Inc. itself as a creditor of the subsidiary may be recognized. This includes the prior claims of the banks that have provided and are providing to First Huntingdon Finance Corp. a revolving credit facility under agreements pursuant to which Toll Brothers, Inc. and its other subsidiaries, including Toll Corp., Toll Brothers Finance Corp. and Toll Finance Corp., have guaranteed or will guarantee the obligations owing to the banks under the revolving credit facility.

Conversion of Debt Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will not be convertible into our common stock or into any other securities. The particular terms and conditions of the conversion rights of any series of convertible debt securities other than those described below will be described in the prospectus supplement.

Unless otherwise indicated in the prospectus supplement, and subject, if applicable, to prior redemption at the option of the issuer of the debt securities, the holders of any series of convertible debt securities will be entitled to convert the principal amount or a portion of the principal amount which is $2,000 or an integral multiple of $1,000 at any time before the date specified in the prospectus supplement for the series of debt securities into shares of our common stock at the conversion price stated in the prospectus supplement, subject to adjustment as described below.

In the case of any debt security or portion of debt security called for redemption, conversion rights will expire at the close of business on the second business day preceding the redemption date.

We will not be required to issue fractional shares of common stock upon conversion of the debt securities of a convertible series. Instead, we will pay a cash adjustment for any fractional interest in a share of its common stock.

Convertible debt securities surrendered for conversion during the period from the close of business on a “Record Date,” as defined in the applicable indenture, or the next preceding “Business Day,” as defined in the applicable indenture, if the Record Date is not a Business Day, preceding any “Interest Payment Date,” as defined in the applicable indenture, to the opening of business on that Interest Payment Date, other than convertible debt securities or portions of convertible debt securities called for redemption during the period, will be accompanied by payment in next-day funds or other funds acceptable to us of an amount equal to the interest payable on the Interest Payment Date on the principal amount of the convertible debt securities then being converted. Except as described in the preceding sentence, no payment or adjustment will be made on conversion of convertible debt securities on account of interest accrued on the debt securities surrendered for conversion or for dividends on the common stock delivered on conversion. If an issuer of convertible debt securities defaults on the payment of interest for which payment is made upon the surrender of those convertible debt securities for conversion, the amount so paid will be returned to the party who made the payment.

The conversion price of the debt securities of a convertible series will be subject to adjustment in certain events, including:

•	the issuance of our common stock as a dividend or distribution on our common stock;

•	the subdivision, combination or reclassification of our outstanding common stock;

•

the issuance of rights or warrants, expiring within 45 days after the record date for issuance, to the holders of our common stock generally entitling them to acquire shares of our common stock at less than the common stock’s then “Current Market Price” as defined in the indenture;

•

the distribution to holders of our common stock, generally, of evidences of indebtedness or our assets, excluding cash dividends paid from retained earnings and dividends or distributions payable in stock for which adjustment is otherwise made; or

•	the distribution to the holders of our common stock, generally, of rights or warrants to subscribe for our securities, other than those for which adjustment is otherwise made.

There will be no upward adjustment in the conversion price except in the event of a reverse stock split. We are not required to make any adjustment in the conversion price of less than 1%, but the adjustment will be carried forward and taken into account in the computation of any subsequent adjustment.

A conversion price adjustment or the failure to make a conversion price adjustment may, under various circumstances, be deemed to be a distribution that could be taxable as a dividend under the Internal Revenue Code to holders of debt securities or to holders of common stock.

There will be no adjustments to the conversion price of the debt securities of any convertible series as discussed above in the following situations:

•	any consolidation or merger to which we are a party other than a merger or consolidation in which we are the continuing corporation;

•	any sale or conveyance to another corporation of our property as an entirety or substantially as an entirety; or

•	any statutory exchange of securities with another corporation, including any exchange effected in connection with a merger of a third corporation into us.

However, the holder of each convertible debt security outstanding at that time will have the right to convert the debt security into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after the transaction if the debt security was converted immediately before the effective date of the transaction.

Form, Exchange, Registration, Conversion, Transfer and Payment

Unless otherwise indicated in the prospectus supplement:

•	each series of debt securities will be issued in registered form only, without coupons;

•	payment of principal, premium, if any, and interest, if any, on each series of the debt securities will be payable at the office or agency of the issuer of that series maintained for this purpose; and

•

the exchange, conversion and transfer of each series of debt securities may be registered at the office or agency of the issuer of that series maintained for this purpose and at any other office or agency maintained for this purpose.

Subject to various exceptions described in the indenture, any transfer or exchange shall be without charge, except that the issuer of each series of debt securities may require payment of a sum sufficient to cover any tax or other governmental charge imposed or expenses incurred in connection with the transfer or exchange of such series of debt securities.

All payments made by the issuer of a series of debt securities to the trustee and paying agent for the payment of principal, premium, if any, and interest on the debt securities of that series which remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable may be repaid to the issuer. Afterwards, the holder of the debt security may look only to the issuer or, if applicable, Toll Brothers, Inc., and any of its directly or indirectly owned subsidiaries that guarantee the debt securities for payment, unless applicable abandoned property law designates another person.

Registered Global Securities

The registered debt securities of a series may be issued in whole or in part in the form of one or more registered global debt securities. A registered global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. Any registered global debt securities will be deposited with and registered in the name of a depositary or its nominee identified in the prospectus supplement. In this case, one or more registered global securities will be issued, each in a denomination equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global security.

Unless and until a registered global security is exchanged in whole or in part for debt securities in definitive registered form, it may not be transferred except as a whole:

•	by the depositary for the registered global security to a nominee for the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or its nominee to a successor depositary or a nominee of a successor depositary.

The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the depositary arrangement involving any portion of a series of debt securities to be represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security (each a “participant” and, collectively, the “participants”) or persons holding interests through the participants;

•

after the issuer of a series of debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities of that series represented by the registered global security beneficially owned by the participants;

•	the underwriters, agents or dealers participating in the distribution of the debt securities will designate the accounts to be credited;

•	only a participant or a person that may hold an interest through a participant may be the beneficial owner of a registered global security; and

•

ownership of beneficial interests in the registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the registered

•	global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the issuer of a series of debt securities, Toll Brothers, Inc., any of Toll Brothers, Inc.’s directly or indirectly owned subsidiaries that guarantee the debt securities, the trustee under the indenture nor any agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, the debt securities will be issued in definitive form in exchange for the registered global security. In addition, we may at any time and in its sole discretion determine not to have any debt securities of a series represented by one or more registered global securities. In that event, debt securities of that series will be issued in definitive form in exchange for each registered global security representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary instructs the trustee. We expect that the instructions will be based upon directions received by the depositary from the participants with respect to ownership of beneficial interests in the registered global security.

Events of Default, Notice and Waiver

Unless otherwise indicated in the prospectus supplement, each of the following events will be an “Event of Default” with respect to each series of debt securities issued under the indenture:

•	a “Guarantor” (as defined in the indenture) or the issuer of that series of debt securities fails to pay interest due on any debt securities of that series for 30 days;

•	a Guarantor or the issuer of that series of debt securities fails to pay the principal of any debt securities of that series when due;

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a Guarantor that is a “Significant Subsidiary” (as defined in the indenture), Toll Brothers, Inc. or the issuer of that series of debt securities fails to perform any other agreements contained in the debt securities of that series or in the guarantee relating to that series of debt securities or contained in the indenture for that series of debt securities and applicable to that series for a period of 60 days after the issuer’s receipt of notice of the default from the trustee under the indenture or from the holders of at least 25% in principal of the debt securities of that series;

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any default under an instrument evidencing or securing any of the issuer’s indebtedness or the indebtedness of any Guarantor aggregating $10,000,000 or more in aggregate principal amount, resulting in the acceleration of such indebtedness, or due to the failure to pay such indebtedness at maturity, upon acceleration or otherwise; provided that, subject to certain limitations described in the indenture, the term “indebtedness” does not include for this purpose an acceleration of or default on certain “Non-Recourse Indebtedness,” as that term is defined in the indenture and described below;

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an acceleration of, or a significant modification of the terms of any outstanding debt securities identified in the indenture (each of these series of notes being referred to below as an “Outstanding Series”), occurs, provided that on the date of the occurrence, the outstanding principal amount of at least one Outstanding Series to which the occurrence relates exceeds $5,000,000;

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any one of various events of bankruptcy, insolvency or reorganization specified in the indenture occurs with respect to Toll Brothers, Inc., a Significant Subsidiary, or the issuer of that series of debt securities; or

•	the guarantee of a Guarantor relating to that series of debt securities ceases to be in full force and effect for any reason other than in accordance with its terms.

“Non-Recourse Indebtedness,” as defined in the indenture, means indebtedness or other obligations secured by a lien on property to the extent that the liability for the indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc. or any subsidiary (other than the subsidiary which holds title to the property) for any deficiency.

The trustee is required to give notice to the holders of any series of debt securities within 90 days of a default with respect to that series of debt securities under the indenture. However, the trustee may withhold notice to the holders of any series of debt securities, except in the case of a default in the payment of principal, premium, if any, or interest, if any, with respect to that series, if the trustee considers the withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing for a series of debt securities, other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc., any Significant Subsidiary or the issuer of that series of debt securities, either the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of that series may, by giving an acceleration notice to the issuer of that series of debt securities and Toll Brothers, Inc., or to the issuer of that series of debt securities, Toll Brothers, Inc. and the Trustee, as applicable, declare the unpaid principal of and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately.

If an Event of Default occurs with respect to a series of debt securities as a result of certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc., any Significant Subsidiary or the issuer of that series of debt securities, then the unpaid principal amount of all of the debt securities of that series outstanding and any accrued and unpaid interest will automatically become due and payable immediately without any declaration or other act by the trustee or any holder of debt securities of that series.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration and its consequences (except an acceleration due to nonpayment of principal or interest on the debt securities of such series), provided that, among other things, all Events of Default with respect to the particular series have been cured or waived as provided in the indenture.

The holders of a majority in outstanding principal amount of the debt securities of a particular series may generally waive a past default with respect to that series and its consequences in accordance with terms and conditions provided in the indenture. However, these holders may not waive a default in the payment of the principal, any premium or any interest on the debt securities.

Toll Brothers, Inc. and any issuer of debt securities offered by this prospectus will each be required to file annually with the trustee under the indenture a certificate, signed by an officer of Toll Brothers, Inc. or the issuer, as applicable, stating whether or not the officer knows of any default under the terms of the indenture and providing a description of any default of which the officer has knowledge.

Redemption

The prospectus supplement relating to a series of redeemable debt securities will describe the rights or obligations of the issuer to redeem those debt securities and the procedure for redemption.

Additional Provisions

Subject to the duty of the trustee to act with the required standard of care during a default, the indenture provides that the trustee will be under no obligation to perform any duty or to exercise any of its rights or powers under the indenture at the request of holders, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to these provisions for the indemnification of the trustee and various other conditions, the holders of a majority in total principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

A holder of debt securities of a series will not have the right to pursue any remedy with respect to the indenture or the debt securities of that series, unless:

•	the holder gives to the trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% in total principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder offers the trustee indemnity satisfactory to it against any loss, liability or expense;

•	the trustee fails to comply with the holder’s request within 60 days after receipt of the written request and offer of indemnity; and

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the trustee, during the same 60-day period, has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the aforementioned written request of holders.

However, the holder of any debt security will have an absolute right to receive payment of the principal of and interest on that debt security on or after the respective due dates expressed in that debt security and to bring suit for the enforcement of any payment.

Covenants

The prospectus supplement relating to the debt securities of any series will describe any special covenants applicable to the issuer of the series or Toll Brothers, Inc. with respect to that series.

Merger or Consolidation

Neither Toll Brothers, Inc., nor any Guarantor, nor the issuer of a series of debt securities offered by this prospectus may consolidate with or merge into, or transfer all or substantially all of its assets to, any other person, unless:

•

the other person is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of Toll Brothers, Inc., any Guarantor, or the issuer, as the case may be, under the indenture and either the guarantees or the debt securities, as the case may be; and

•	immediately after giving effect to the transaction no “Default” or “Event of Default,” as these terms are defined in the indenture, has occurred and is continuing.

Afterwards, all of the obligations of the predecessor corporation will terminate.

Modification of an Indenture

The respective obligations of Toll Brothers, Inc., any of its directly or indirectly owned subsidiaries that guarantee the debt securities, and the issuer of debt securities of any series offered by this prospectus and the rights of the holders of those debt securities under the indenture generally may be modified with the written consent of the holders of a majority in outstanding principal amount of the debt securities of all series under the indenture affected by the modification. However, without the consent of each affected holder of debt securities, no amendment or supplement may, among other things:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate or extend the time for payment of interest on the debt securities;

•	reduce the principal amount of, or premium on, the debt securities;

•	change the maturity of any debt securities;

•	change the redemption provisions;

•	modify the subordination or guarantee provisions in a manner adverse to holders of any series of debt securities;

•	make the medium or place of payment other than that stated in the debt securities;

•	impair the right to bring suit for the enforcement of any of these payments; and

•

modify the provisions regarding modifications to the indenture or waivers of a past Default or Events of Default in the payment of the principal of or interest on any series of debt securities that will be effectively against any holders of any series of debt securities.

Governing Law

The indenture, the debt securities and the guarantees will be governed by the laws of the State of New York.

Satisfaction and Discharge of Indenture

Unless otherwise provided in the applicable authorizing resolution and prospectus supplement, the indenture will be discharged:

•	upon payment of all the series of debt securities issued under the indenture; or

•

upon deposit with the trustee, within one year of the date of maturity or redemption of all of the series of debt securities issued under the indenture, of funds sufficient for (a) the payment of principal of and interest on the securities to maturity or (b) redemption of the securities.

Reports to Holders of Debt Securities

As long as the securities issued under the indenture are outstanding, we will file with the SEC, with a copy to the Trustee, our annual reports, quarterly reports and other periodic reports that we would be required to file with the SEC in accordance with Section 13(a) or 15(d) of the Exchange Act, on or prior to the dates we would be required to file such documents and regardless of whether or not we are subject to Section 13(a) or 15(d). If our obligation to file these reports or information with the SEC is not then permitted by the SEC, or if such filings are not generally available on the Internet free of charge, we shall mail to the holders of such securities, at no cost to such holders, and file with the Trustee, copies of the annual reports, quarterly reports and other periodic reports required to be filed with the SEC by companies subject to Section 13(a) or 15(d). We will also supply copies of such reports, promptly upon written request, to any prospective holder at our cost.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES AND GUARANTEES

Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. may issue debt securities from time to time in one or more series. Any series of debt securities offered by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be offered together with the unconditional guarantees of Toll Brothers, Inc.

One or more series of the debt securities of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may be issued under a single indenture. Alternatively, any series of debt securities may be issued under a separate indenture. The terms applicable to each series of debt securities will be stated in the indenture and may be modified by the resolution(s) authorizing that series of debt securities adopted by the board of directors, or an officer or committee of officers authorized by the board of directors, of both the issuer of the debt securities and Toll Brothers, Inc. under the applicable indenture. We refer in this prospectus to the resolution(s) authorizing a series of debt securities as an authorizing resolution. Each indenture under which any debt securities are issued, including the applicable authorizing resolution(s), is referred to in this prospectus as an “indenture,” and collectively with any other indentures, as the “indentures.” Each indenture will be entered into among Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the obligor, Toll Brothers, Inc., as the issuer of the related guarantees, and the institution named in the prospectus supplement, as trustee.

The following is a description of certain general terms and provisions of the debt securities we may offer by this prospectus. The name of the issuer and the particular terms of any series of debt securities we offer, including the extent to which the general terms and provisions may apply to that series of debt securities, will be described in a prospectus supplement relating to those debt securities. Except as otherwise indicated in this prospectus or in the prospectus supplement, the following description of indenture terms is applicable to, and each reference to “the indenture” is a reference to, each indenture that Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may enter into with respect to any series of debt securities we may offer by this prospectus, unless the context otherwise requires.

The terms of any series of the debt securities include those stated in the applicable indenture. Holders of each series of the debt securities are referred to the indenture for that series, including the applicable authorizing resolution, for a statement of the terms. The respective forms of the indenture for the debt securities of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. are filed as exhibits to the registration statement of which this prospectus is a part. Each indenture may be amended or modified for any series of debt securities by an authorizing resolution which will be described in the prospectus supplement, and the applicable authorizing resolution relating to any series of debt securities offered pursuant to this prospectus will be filed as an exhibit to a report incorporated by reference in this prospectus. The following summary of certain provisions of the debt securities and the indenture is not complete. You should read all of the provisions of the indenture, including the definitions contained in the indenture which are not otherwise defined in this prospectus, and the prospectus supplement. Wherever we refer to particular provisions or defined terms of the indenture, these provisions or defined terms are incorporated in this prospectus by reference.

General

The debt securities, when issued, will be obligations that constitute either senior subordinated debt or subordinated debt of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be. Toll Brothers, Inc. will unconditionally guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. See “Guarantee of Debt Securities.” The total principal amount of debt securities which may be issued under the indenture will not be limited. Debt securities may be issued under the indenture from time to time in one or more series. Unless the prospectus supplement relating to the original offering of a particular series of debt securities indicates otherwise, the issuer of that series of debt securities will have the ability to reopen the previous issue of that series of debt securities and issue additional debt securities of that series pursuant to an authorizing resolution, an officers’ certificate or an indenture supplement. Because neither Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. nor Toll Finance Corp. has any independent operations or generates any operating revenues, the funds required to pay the principal, the premium, if any, and interest on the debt securities will come from Toll Brothers, Inc. and its other subsidiaries. Except as otherwise stated in the prospectus supplement, there is no legal or contractual restriction on the ability of Toll Brothers, Inc. or the other subsidiaries of Toll Brothers, Inc. to provide these funds.

If the debt securities of any series issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be subordinated to any other indebtedness of that issuer, the indebtedness of that issuer to which that series will be subordinated will be referred to in the applicable authorizing resolution and prospectus supplement as senior indebtedness of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be. The applicable authorizing resolution and prospectus supplement will define that senior indebtedness and describe the terms of the subordination. Unless otherwise stated in the prospectus supplement, the payment of principal, premium, if any, and interest on any series of debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. which is subordinated by its terms to other indebtedness of that issuer will be subordinated in right of payment, in the manner and to the extent described in the indenture under which that series is issued, to the prior payment in full of all senior indebtedness of the issuer, as defined in the applicable authorizing resolution and prospectus supplement, whether the senior indebtedness is outstanding on the date of the indenture or is created, incurred, assumed or guaranteed after the date of the indenture.

The prospectus supplement relating to any series of debt securities that are offered by this prospectus will name the issuer and describe the specific terms of that series of debt securities. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt securities:

•	their title and, if other than denominations of $1,000 and any integral multiple thereof, the denominations in which they will be issuable;

•	their price or prices (expressed as a percentage of the respective aggregate principal amount of the debt securities) at which they will be issued;

•	their total principal amount and, if applicable, the terms on which the principal amount of the series may be increased by a subsequent offering of additional debt securities of the same series;

•

the interest rate (which may be fixed or variable and which may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity), the date or dates from which interest, if any, will accrue and the circumstances, if any, in which the issuer may defer interest payments;

•	any special provisions for the payment of any additional amounts with respect to the debt securities;

•	any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced by the securities to other indebtedness of the issuer;

•	the date or dates on which principal and premium, if any, are payable or the method of determining those dates;

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the dates and times at which interest, if any, will be payable, the record date for any interest payment and the person to whom interest will be payable if other than the person in whose name the debt security is registered at the close of business on the record date for the interest payment;

•	the place or places where principal of, premium, if any, and interest, if any, will be payable;

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the terms applicable to any “original issue discount” (as defined in the Internal Revenue Code of 1986, as amended, and the related regulations), including the rate or rates at which the original issue discount will accrue, and any special federal income tax and other considerations;

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the right or obligation, if any, of the issuer to redeem or purchase debt securities under any sinking fund or analogous provisions or at the option of a holder of debt securities, or otherwise, the conditions, if any, giving rise to the right or obligation and the period or periods within which, and the price or prices at which and the terms and conditions upon which, debt securities will be redeemed or purchased, in whole or in part, and any provisions for the marketing of the debt securities;

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if the amount of payments of principal, premium, if any, and interest, if any, is to be determined by reference to an index, formula or other method, the manner in which these amounts are to be determined and the calculation agent, if any, with respect to the payments;

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if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration or acceleration of the stated maturity of the debt securities pursuant to an “Event of Default,” as defined in the applicable indenture;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary;

•	any provision for electronic issuance or issuances in uncertificated form;

•	any listing of the debt securities on a securities exchange;

•	any events of default or covenants in addition to or in place of those described in this prospectus;

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the terms, if any, on which the debt securities will be convertible into or exchangeable for other debt or equity securities, including without limitation the conversion price, the conversion period and any other provisions in addition to or in place of those included in this prospectus;

•	the collateral, if any, securing payments with respect to the debt securities and any provisions relating to the collateral;

•	whether and upon what terms the debt securities may be defeased; and

•	any other material terms of that series of debt securities.

Guarantee of Debt Securities

Toll Brothers, Inc. will guarantee, fully and unconditionally unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement.

The assets of Toll Brothers, Inc. consist principally of the stock of its subsidiaries. Therefore, the rights of Toll Brothers, Inc. and the rights of its creditors, including the holders of debt securities unconditionally guaranteed by Toll Brothers, Inc., to participate in the assets of any subsidiary other than the issuer of those debt securities upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of Toll Brothers, Inc. itself as a creditor of the subsidiary may be recognized. This includes the prior claims of the banks that have provided and are providing First Huntingdon Finance Corp. a revolving credit facility under an agreement pursuant to which Toll Brothers, Inc. and its other subsidiaries, including Toll Corp., Toll Brothers Finance Corp. and Toll Finance Corp., have guaranteed or will guarantee the obligations owing to the banks under the revolving credit facility.

Conversion of Debt Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will not be convertible into our common stock or into any other securities. The particular terms and conditions of the conversion rights of any series of convertible debt securities other than those described below will be described in the prospectus supplement.

Unless otherwise indicated in the prospectus supplement, and subject, if applicable, to prior redemption at the option of the issuer of the debt securities, the holders of any series of convertible debt securities will be entitled to convert the principal amount or a portion of the principal amount which is an integral multiple of $1,000 at any time before the date specified in the prospectus supplement for the series of debt securities into shares of our common stock at the conversion price stated in the prospectus supplement, subject to adjustment as described below.

In the case of any debt security or portion of debt security called for redemption, conversion rights will expire at the close of business on the second business day preceding the redemption date.

We will not be required to issue fractional shares of common stock upon conversion of the debt securities of a convertible series. Instead, we will pay a cash adjustment for any fractional interest in a share of its common stock.

Convertible debt securities surrendered for conversion during the period from the close of business on a “Record Date,” as defined in the applicable indenture, or the next preceding “Business Day,” as defined in the applicable indenture, if the Record Date is not a Business Day, preceding any “Interest Payment Date,” as defined in the applicable indenture, to the opening of business on that Interest Payment Date, other than convertible debt securities or portions of convertible debt securities called for redemption during the period, will be accompanied by payment in next-day funds or other funds acceptable to us of an amount equal to the interest payable on the Interest Payment Date on the principal amount of the convertible debt securities then being converted. Except as described in the preceding sentence, no payment or adjustment will be made on conversion of convertible debt securities on account of interest accrued on the debt securities surrendered for conversion or for dividends on the common stock delivered on conversion. If an issuer of convertible debt securities defaults on the payment of interest for which payment is made upon the surrender of those convertible debt securities for conversion, the amount so paid will be returned to the party who made the payment.

The conversion price of the debt securities of a convertible series will be subject to adjustment in certain events, including:

•	the issuance of our common stock as a dividend or distribution on our common stock;

•	the subdivision, combination or reclassification of our outstanding common stock;

•

the issuance of rights or warrants, expiring within 45 days after the record date for issuance, to the holders of our common stock generally entitling them to acquire shares of our common stock at less than the common stock’s then “Current Market Price” as defined in the indenture;

•

the distribution to holders of our common stock, generally, of evidences of indebtedness or our assets, excluding cash dividends paid from retained earnings and dividends or distributions payable in stock for which adjustment is otherwise made; or

•	the distribution to the holders of our common stock, generally, of rights or warrants to subscribe for our securities, other than those for which adjustment is otherwise made.

There will be no upward adjustment in the conversion price except in the event of a reverse stock split. Toll Brothers, Inc. is not required to make any adjustment in the conversion price of less than 1%, but the adjustment will be carried forward and taken into account in the computation of any subsequent adjustment.

A conversion price adjustment or the failure to make a conversion price adjustment may, under various circumstances, be deemed to be a distribution that could be taxable as a dividend under the Internal Revenue Code to holders of debt securities or to holders of common stock.

There will be no adjustments to the conversion price of the debt securities of any convertible series as discussed above in the following situations:

•	any consolidation or merger to which we are a party other than a merger or consolidation in which we are the continuing corporation;

•	any sale or conveyance to another corporation of our property as an entirety or substantially as an entirety; or

•	any statutory exchange of securities with another corporation, including any exchange effected in connection with a merger of a third corporation into us

However, the holder of each convertible debt security outstanding at that time will have the right to convert the debt security into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after the transaction if the debt security was converted immediately before the effective date of the transaction.

Form, Exchange, Registration, Conversion, Transfer and Payment

Unless otherwise indicated in the prospectus supplement:

•	each series of debt securities will be issued in registered form only, without coupons;

•	payment of principal, premium, if any, and interest, if any, on each series of the debt securities will be payable at the office or agency of the issuer of that series maintained for this purpose; and

•

the exchange, conversion and transfer of each series of debt securities may be registered at the office or agency of the issuer of that series maintained for this purpose and at any other office or agency maintained for this purpose.

Subject to various exceptions described in the indenture, the issuer of each series of debt securities will be entitled to charge a reasonable fee for the registration of transfer or exchange of the debt securities of that series, including an amount sufficient to cover any tax or other governmental charge imposed or expenses incurred in connection with the transfer or exchange.

All payments made by the issuer of a series of debt securities to the trustee and paying agent for the payment of principal, premium, if any, and interest on the debt securities of that series which remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable may be repaid to the issuer. Afterwards, the holder of the debt security may look only to the issuer or, if applicable, Toll Brothers, Inc., for payment.

Registered Global Securities

The registered debt securities of a series may be issued in whole or in part in the form of one or more registered global debt securities. A registered global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. Any registered global debt securities will be deposited with and registered in the name of a depositary or its nominee identified in the prospectus supplement. In this case, one or more registered global securities will be issued, each in a denomination equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global security.

Unless and until a registered global security is exchanged in whole or in part for debt securities in definitive registered form, it may not be transferred except as a whole:

•	by the depositary for the registered global security to a nominee for the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or its nominee to a successor depositary or a nominee of a successor depositary.

The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the depositary arrangement involving any portion of a series of debt securities to be represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security (each a “participant” and, collectively, the “participants”) or persons holding interests through the participants;

•

after the issuer of a series of debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities of that series represented by the registered global security beneficially owned by the participants;

•	the underwriters, agents or dealers participating in the distribution of the debt securities will designate the accounts to be credited;

•	only a participant or a person that may hold an interest through a participant may be the beneficial owner of a registered global security; and

•

ownership of beneficial interests in the registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt

•	securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither the issuer of a series of debt securities, Toll Brothers, Inc., the trustee under the indenture nor any other agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, Toll Brothers, Inc. will appoint an eligible successor depositary. If Toll Brothers, Inc. fails to appoint an eligible successor depositary within 90 days, the debt securities will be issued in definitive form in exchange for the registered global security. In addition, Toll Brothers, Inc. may at any time and in its sole discretion determine not to have any debt securities of a series represented by one or more registered global securities. In that event, debt securities of that series will be issued in definitive form in exchange for each registered global security representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary instructs the trustee. We expect that the instructions will be based upon directions received by the depositary from the participants with respect to ownership of beneficial interests in the registered global security.

Events of Default, Notice and Waiver

Unless otherwise indicated in the prospectus supplement, each of the following events will be an “Event of Default” with respect to each series of debt securities issued under the indenture:

•	Toll Brothers, Inc. or the issuer of that series of debt securities fails to pay interest due on any debt securities of that series for 30 days;

•	Toll Brothers, Inc. or the issuer of that series of debt securities fails to pay the principal of any debt securities of that series when due;

•

Toll Brothers, Inc. or the issuer of that series of debt securities fails to perform any other agreements contained in the debt securities of that series or in the guarantee relating to that series of debt securities or contained in the indenture for that series of debt securities and applicable to that series for a period of 60 days after the issuer’s receipt of notice of the default from the trustee under the indenture or the holders of at least 25% in principal of the debt securities of that series;

•

default in the payment of indebtedness of Toll Brothers, Inc. or any “Subsidiary,” as defined in the indenture of Toll Brothers, Inc., including Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., under the terms of the instrument evidencing or securing the indebtedness which permits the holder of the indebtedness to accelerate the payment of in excess of an aggregate of $5,000,000 in principal amount of the indebtedness, after the lapse of applicable grace periods or, in the case of non-payment defaults, acceleration of the indebtedness if the acceleration is not rescinded or annulled within 10 days after the acceleration, provided that, subject to certain limitations described in the indenture, the term “indebtedness” does not include for this purpose an acceleration of or default on certain “Non-Recourse Indebtedness,” as that term is defined in the indenture;

•

a final judgment for the payment of money in an amount in excess of $5,000,000 is entered against Toll Brothers, Inc. or any subsidiary (as defined in the indenture) of Toll Brothers, Inc., including Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., which remains undischarged for a period during which execution is not effectively stayed of 60 days after the date on which the right to appeal has expired, provided that the term “final judgment” will not include a “Non-Recourse Judgment,” as that term is defined in the indenture, unless the book value of all property, net of any previous write downs or reserves in respect of the property, subject to the Non-Recourse Judgment exceeds the amount of the Non-Recourse Judgment by more than $10,000,000;

•

an “Event of Default”, as that term is defined in the indenture relating to any outstanding debt securities identified in the indenture (each of these series of notes being referred to below as an “Outstanding Series”), occurs, provided that on the date of the occurrence, the outstanding principal amount of at least one Outstanding Series to which the occurrence relates exceeds $5,000,000;

•	any one of various events of bankruptcy, insolvency or reorganization specified in the indenture occurs with respect to Toll Brothers, Inc. or the issuer of that series of debt securities; or

•	the guarantee of Toll Brothers, Inc. relating to that series of debt securities ceases to be in full force and effect for any reason other than in accordance with its terms.

“Non-Recourse Indebtedness,” as defined in the indenture, means indebtedness or other obligations secured by a lien on property to the extent that the liability for the indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc. or any subsidiary, other than the subsidiary which holds title to the property, for any deficiency.

“Non-Recourse Judgment,” as defined in the indenture, means a judgment in respect of indebtedness or other obligations secured by a lien on property to the extent that the liability for (1) the indebtedness or other obligations and (2) the judgment is limited to the property without liability on the part of Toll Brothers, Inc. or any subsidiary, other than the subsidiary which holds title to the property, for any deficiency.

The trustee is required to give notice to the holders of any series of debt securities within 90 days of a default with respect to that series of debt securities under the indenture. However, the trustee may withhold notice to the holders of any series of debt securities, except in the case of a default in the payment of principal, premium, if any, or interest, if any, with respect to that series, if the trustee considers the withholding to be in the interest of the holders.

If an Event of Default for the debt securities of any series at the time outstanding, other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc. or the issuer of that series of debt securities, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of that series may, by giving an acceleration notice to the issuer of that series of debt securities, declare the unpaid principal of and accrued and unpaid interest on all of the debt securities of that series to be due and payable if, with respect to debt securities of that series (1) (a) no designated senior debt of Toll Brothers, Inc. or the issuer of that series of debt securities is outstanding, or (b) if the debt securities of that series are not subordinated to other indebtedness of the issuer of that series of debt securities, immediately; or (2) if designated senior debt of Toll Brothers, Inc. or the issuer of that series of debt securities is outstanding and the debt securities of that series are junior to other indebtedness of the issuer of that series of debt securities, upon the earlier of (A) ten days after the acceleration notice is received by the issuer of that series of debt securities or (B) the acceleration of any senior indebtedness of Toll Brothers, Inc. or the issuer of that series of debt securities. The designated senior debt of Toll Brothers, Inc. is referred to in the indenture as “Designated Senior Debt of the Guarantor” and the designated senior debt of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be, is referred to in the indenture for that issuer’s debt securities as “Designated Senior Debt of the Company,” and each, as defined in the indenture, may be further defined in the prospectus supplement.

If an Event of Default occurs with respect to a series of debt securities as a result of certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc. or the issuer of that series of debt securities, then the unpaid principal amount of all of the debt securities of that series outstanding, and any accrued and unpaid interest, will automatically become due and payable immediately without any declaration or other act by the trustee or any holder of debt securities of that series. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration, provided that, among other things, all Events of Default with respect to the particular series, other than payment defaults caused by the acceleration, have been cured or waived as provided in the indenture.

The holders of a majority in outstanding principal amount of the debt securities of a particular series may generally waive an existing default with respect to that series and its consequences in accordance with terms and conditions provided in the indenture. However, these holders may not waive a default in the payment of the principal, any premium or any interest on the debt securities.

Toll Brothers, Inc. and any issuer of debt securities offered by this prospectus will be required to file annually with the trustee under the indenture a certificate, signed by an officer of Toll Brothers, Inc. and the issuer, stating whether or not the officer knows of any default under the terms of the indenture and providing a description of any default of which the officer has knowledge.

Additional Provisions

Subject to the duty of the trustee to act with the required standard of care during a default, the indenture provides that the trustee will be under no obligation to perform any duty or to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to these provisions for the indemnification of the trustee and various other conditions, the holders of a majority in total principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

A holder of debt securities of a series will not have the right to pursue any remedy with respect to the indenture or the debt securities of that series, unless:

•	the holder gives to the trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% in total principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder offers the trustee indemnity satisfactory to it against any loss, liability or expense;

•	the trustee fails to comply with the holder’s request within 60 days after receipt of the written request and offer of indemnity; and

•

the trustee, during the same 60-days, has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the aforementioned written request of holders.

However, the holder of any debt security will have an absolute right to receive payment of the principal of and interest on that debt security on or after the respective due dates expressed in that debt security and to bring suit for the enforcement of any payment.

Covenants

The prospectus supplement relating to the debt securities of any series will describe any special covenants applicable to the issuer of the series or Toll Brothers, Inc. with respect to that series.

Merger or Consolidation

Neither Toll Brothers, Inc. nor the issuer of a series of debt securities offered by this prospectus may consolidate with or merge into, or transfer all or substantially all of its assets to, any other person without the consent of the holders of that series of debt securities, unless:

•	the other person is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of Toll Brothers, Inc. or the issuer, as the case may be, under the indenture and either the guarantees or the debt securities, as the case may be; and

•	immediately after giving effect to the transaction no “Default” or “Event of Default,” as these terms are defined in the indenture, has occurred and is continuing.

Afterwards, all of the obligations of the predecessor corporation will terminate.

Modification of an Indenture

The respective obligations of Toll Brothers, Inc. and the issuer of debt securities of any series offered by this prospectus and the rights of the holders of those debt securities under the indenture generally may be modified with the consent of the holders of a majority in outstanding principal amount of the debt securities of all series under the indenture affected by the modification. However, without the consent of each affected holder of debt securities, no amendment, supplement or waiver may:

•	extend the maturity of any debt securities;

•	reduce the rate or extend the time for payment of interest on the debt securities;

•	reduce the principal amount of, or premium on, the debt securities;

•	change the redemption provisions;

•	make a change that adversely affects the right to convert or the conversion price for any series of convertible debt securities;

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	waive a default in the payment of the principal, premium, if any, or interest on any series of debt securities;

•	modify the subordination or guarantee provisions in a manner adverse to holders of any series of debt securities;

•	make the medium of payment other than that stated in the debt securities;

•

make any change in the right of any holder of debt securities to receive payment of principal of, premium, if any, and interest on those debt securities, or to bring suit for the enforcement of any of these payments; and

•	change the provisions regarding modifications to the indenture or waiver of Defaults or Events of Default that will be effective against any holders of any series of debt securities.

Governing Law

The indenture, the debt securities and the guarantees will be governed by the laws of the State of New York.

Satisfaction and Discharge of Indenture

Unless otherwise provided in the applicable authorizing resolution and prospectus supplement, the indenture will be discharged:

•	upon payment of all the series of debt securities issued under the indenture; or

•

upon deposit with the trustee, within one year of the date of maturity or redemption of all of the series of debt securities issued under the indenture, of funds sufficient for the payment or redemption of the securities.

Reports to Holders of Debt Securities

We file with the trustee copies of our annual reports and other information, documents and reports that we file with the SEC. So long as our obligation to file these reports or information with the SEC is suspended or terminated, we will provide the trustee with audited annual financial statements prepared in accordance with generally accepted accounting principles and unaudited condensed quarterly financial statements. These financial statements will be accompanied by management’s discussion and analysis of the results of our operations and financial condition for the period reported upon in substantially the form required under the rules and regulations of the SEC then in effect.

PLAN OF DISTRIBUTION

We may offer and sell the securities to which this prospectus relates in any one or more of the following ways:

•	directly to purchasers;

•	to or through underwriters;

•	to or through dealers; or to or through agents.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds to the issuer(s) from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

If underwriters are used in the offer and sale of the securities being offered by this prospectus, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be included in the prospectus supplement relating to the offering. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities being offered by this prospectus, the issuer(s) of the securities will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the prospectus supplement.

If an agent is used in an offering of securities being offered by this prospectus, the agent will be named and the terms of the agency will be described in the prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by the issuer(s) of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the prospectus supplement, the issuer(s) of the securities to which the prospectus supplement relates will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from the issuer(s) pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by the issuer(s) of the securities. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

In addition, the securities offered by this prospectus and an accompanying prospectus supplement may be offered and sold by the holders of the securities in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon a sale of securities made in this manner, the respective holders of the securities and any participating broker, dealer or underwriter may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions, discounts or concessions upon the sale, or any profit on the resale of the securities, received in connection with the sale may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of the securities, may be less than or in excess of customary commissions.

Some of the underwriters, dealers or agents we may use in any offering of securities under this prospectus may be customers of, including borrowers from, engage in transactions with, and perform services for us or our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If underwriters create a short position in the securities in connection with the offering of the securities (i.e., if they sell more securities than are included on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of the over-allotment option, if any, described in the prospectus supplement.

The representatives of the underwriters also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering of the securities.

In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of these types of purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The anticipated date of delivery of the securities offered by this prospectus will be described in the prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange (including the NYSE (where our common stock is listed)), or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2010, and the effectiveness of our internal control over financial reporting as of October 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts.

SEC registration fee	(1)
Fees and expenses of independent accountants	(2)
Trustee fees and expenses	(2)
Legal fees and expenses	(2)
Printing and delivery expenses	(2)
Blue sky fees	(2)
Rating agency fees	(2)
Miscellaneous expenses	(2)

Total	(1)(2)

(1)	Because an indeterminate amount of securities are covered by this Registration Statement, we are deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act.
(2)	Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Under our Certificate of Incorporation and bylaws, the Company is obligated to indemnify and hold harmless any Director, officer or employee of the Company to the fullest extent permitted by law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against expenses (including legal fees), judgments, losses, liability, fines and amounts paid in settlement, actually and reasonably incurred or suffered by him or her, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), brought or threatened to be brought against him by reason of the fact that he or she is or was a Director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or trustee or in any other capacity while serving as a director, officer, employee or trustee; provided, however, that except as provided in the Certification of Incorporation with respect to proceedings to enforce rights to indemnification, the Company is obligated to indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. In addition to the foregoing, the Company may provide indemnification for any indemnitee in those instances in which such indemnification, although greater in scope or degree than that expressly provided by law, is deemed to be in the best interest of the Company by (a) a majority of disinterested Directors even though less than a quorum (which may consist of only one Director if there is only one disinterested Director), (b) by a committee of disinterested Directors designated by a majority of disinterested Directors, even though less than a quorum, or (c) if there are no disinterested Directors, or if such disinterested Directors so direct, by independent legal counsel in a written opinion.

In addition, an indemnitee also has the right to be paid by the Company the expenses incurred (including attorney’s fees) in connection with any proceeding in advance of the final disposition of the proceeding (hereinafter an “advancement of expenses”); provided, however, that, if required by law, any advancement of expenses incurred by a indemnitee solely in his capacity as a director, officer or employee shall only be made upon delivery to the Company of an undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified by the Company or authorized by law. No such undertaking is required in connection with the advancement of expenses incurred by an indemnitee acting in any other capacity in which service is or was rendered by such indemnitee, including, without limitation, service to an employee benefit plan.

A Director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company carries directors’ and officers’ liability insurance that covers certain liabilities and expenses of its directors and officers. We have also entered into individual indemnification agreements with each of our directors.

Item 16. Exhibits

1.1**	Underwriting Agreement.

4.1	Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2010.

4.2	Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant, as amended, filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2011.

4.3	By-laws of the Registrant, as Amended and Restated June 11, 2008, are hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2008.

4.4	Amendment to the By-laws of the Registrant, dated as of September 24, 2009, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2009.

4.5	Amendment to the By-laws of the Registrant, dated as of June 15, 2011, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2011.

4.6	Specimen Common Stock Certificate is hereby incorporated by reference to Exhibit 4.1 of the Registrant’s Form 10-K for the fiscal year ended October 31, 1991.

4.7	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on June 18, 2007.

4.8**	Form of stock certificate for the Preferred Stock of the Registrant.

4.9**	Form of Debt Securities.

4.10**	Form of Warrant Agreement.

4.11**	Form of Warrant Certificate.

4.12**	Form of Guarantee of Debt Securities.

4.13*	Form of Indenture for Senior Debt Securities.

4.14	Form of Indenture for Subordinated Debt Securities is hereby incorporated by reference to Exhibit 4.11 to the Registrant’s Form S-3ASR filed on October 29, 2008.

4.15	Rights Agreement dated as of June 13, 2007, by and between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, is hereby incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on June 18, 2007.

5*	Form of Opinion of Simpson Thacher & Bartlett LLP, New York, New York.

12*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5).

23.2*	Consent of Ernst & Young LLP Independent Registered Public Accounting Firm.

24*	Power of Attorney (included in signature pages hereto).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of any other trustee for the debt securities and senior debt securities.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information relating to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll Brothers, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

TOLL BROTHERS, INC.

By:	Douglas C. Yearley, Jr.
Douglas C. Yearley, Jr.
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Robert I. Toll Robert I. Toll	Chairman of the Board, and Director

Bruce E. Toll Bruce E. Toll	Vice Chairman of the Board and Director

Douglas C. Yearley, Jr. Douglas C. Yearley, Jr.	Chief Executive Officer and Director (Principal Executive Officer)

Martin P. Connor Martin P. Connor	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Zvi Barzilay Zvi Barzilay	President, Chief Operating Officer and Director

Robert S. Blank Robert S. Blank	Director

Signature	Title

Edward G. Boehne Edward G. Boehne	Director

Richard J. Braemer Richard J. Braemer	Director

Christine N. Garvey Christine N. Garvey	Director

Carl B. Marbach Carl B. Marbach	Director

Stephen A. Novick Stephen A. Novick	Director

Paul E. Shapiro Paul E. Shapiro	Director

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule I of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Registrants (As Listed on Schedule I of
Additional Registrants)

By:	Zvi Barzilay
Zvi Barzilay,
President of each Registrant listed on Schedule I of Additional Registrants that is a corporation or limited liability company and President of the corporate general partner or corporate managing partner or limited liability company general partner of each Registrant listed on Schedule I of Additional Registrants that is a general or limited partnership

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated* on November 23, 2011.

*	Except as otherwise provided herein, each of the following persons hold each of the positions listed next to his/her name for each Registrant listed on Schedule I of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities’ corporate general partner in the capacities indicated.

Signature	Title

Douglas C. Yearley, Jr. Douglas C. Yearley, Jr.	Chief Executive Officer and Director (as to corporate Registrants) /Manager (as to limited liability company Registrants)

Zvi Barzilay Zvi Barzilay	President, Chief Operating Officer, Assistant Secretary and Director as to corporate Registrants)/Manager (as to limited liability company Registrants)(Principal Executive Officer)

Martin P. Connor Martin P. Connor	Senior Vice President, Treasurer, Chief Financial Officer, Assistant Secretary and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants) (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule II of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Registrants (As Listed on Schedule II of
Additional Registrants)

By:	Zvi Barzilay
Zvi Barzilay,
President of each Registrant listed on Schedule II of Additional Registrants that is a corporation or limited liability company and President of the corporate general partner of each Registrant listed on Schedule II of Additional Registrants that is a limited partnership

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated* on November 23, 2011.

*	Except as otherwise provided herein, each of the following persons holds each of the positions listed next to his/her name for each Registrant listed on Schedule II of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities’ corporate general partner in the capacities indicated.

Signature	Title

Douglas C. Yearley, Jr. Douglas C. Yearley, Jr.	Director

Zvi Barzilay Zvi Barzilay	President and Director (Principal Executive Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule III of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Registrants (As Listed on Schedule III of Additional Registrants)

By:	Joseph R. DeSanto
Joseph R. DeSanto,
President of each Registrant listed on Schedule III of Additional Registrants that is a corporation or limited liability company and President of the corporate general partner of each Registrant listed on Schedule III of Additional Registrants that is a limited partnership and President of the corporate managing member of each applicable limited liability company Registrant on Schedule III of Additional Registrants

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated* on November 23, 2011.

*	Except as otherwise provided herein, each of the following persons holds each of the positions listed next to his/her name for each Registrant listed on Schedule III of Additional Registrants. Where the Registrant is a limited liability company, this registration statement has been signed by the following persons on behalf of such entities’ corporate manager in the capacities indicated. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities’ corporate general partner in the capacities indicated.

Signature	Title

Joseph R. DeSanto Joseph R. DeSanto	President, Treasurer, Secretary and Director (as to corporate Registrants)/ Manager (as to limited liability company Registrants) (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)

Signature	Title

Michael McDevitt Michael McDevitt	Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)

Ann DiFiore Ann DiFiore	Vice President and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)

Mark J. Warshauer Mark J. Warshauer	Vice President and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)

Mary Alice Avery Mary Alice Avery	Assistant Secretary and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule IV of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Registrants (As Listed on Schedule IV of Additional Registrants)

By:	David H. Richey
David H. Richey,
President of each Registrant listed on Schedule IV of Additional Registrants

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

David H. Richey David H. Richey	President and Manager (Principal Executive Officer)

Mitchell P. Laskowitz Mitchell P. Laskowitz	Secretary and Manager

David A. Larkin David A. Larkin	Vice President and Manager

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule V of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Registrants (As Listed on Schedule V of Additional Registrants)

By:	Gary Mayo
Gary Mayo,
President of each Registrant listed on Schedule V of Additional Registrants

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Gary M. Mayo Gary M. Mayo	President, Secretary and Manager (Principal Executive Officer)

Richard T. Hartman Richard T. Hartman	Manager

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule VI of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Registrants (As Listed on the Schedule VI of Additional Registrants)

By:	James Manners
James Manners,
President of each Registrant listed on Schedule VI of Additional Registrants

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

James Manners James Manners	President and Manager (Principal Executive Officer)

Jean Sweet Jean Sweet	Manager and Secretary

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, ESE Consultants, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

ESE Consultants, Inc.

By:	Christopher Stocke
Christopher Stocke,
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23 , 2011.

Signature	Title

Barry Depew Barry Depew	Chief Executive Officer and Director (Principal Executive Officer)

Christopher Stocke Christopher Stocke	President, Chief Operating Officer, and Director

Javier Vega Javier Vega	Senior Vice President, Secretary and Director

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll Architecture, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Toll Architecture, Inc.

By:	Jed Gibson
Jed Gibson,
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Jed Gibson Jed Gibson	President and Director (Principal Executive Officer)

Edward D. Weber Edward D. Weber	Vice President and Director

Lee J. Golanoski Lee J. Golanoski	Secretary and Director

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll Architecture I, P.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Toll Architecture I, P.A.

By:	Jed Gibson
Jed Gibson,
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Jed Gibson Jed Gibson	President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, TOLL Northeast Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

TOLL Northeast Services, Inc.

By:	Zvi Barzilay
Zvi Barzilay,
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Zvi Barzilay Zvi Barzilay	President, (Principal Executive Officer)

Joseph DeSanto Joseph DeSanto	Vice President, Secretary and Director

Michael McDevitt Michael McDevitt	Director

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, C.B.A.Z. Construction Company LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

C.B.A.Z. Construction Company LLC

By:	Richard T. Hartman
Richard T. Hartman,
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Richard T. Hartman Richard T. Hartman	President and Manager (Principal Executive Officer)

Charles W. Bowie Charles W. Bowie	Manager and Secretary,

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Frenchman’s Reserve Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Frenchman’s Reserve Realty, LLC

By:	Jason Snyder
Jason Snyder, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Jason Snyder Jason Snyder	President and Manager (Principal Executive Officer)

Mark Smietana Mark Smietana	Secretary and Manager

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Hoboken Land I LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Hoboken Land I LLC

By:	Zvi Barzilay
Zvi Barzilay, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Douglas C. Yearley, Jr. Douglas C. Yearley, Jr.	Chief Executive Officer and Manager (Principal Executive Officer)

Zvi Barzilay Zvi Barzilay	President, Chief Operating Officer, and Assistant Secretary

Roger A. Brush Roger A. Brush	Manager

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Jacksonville TBI Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Jacksonville TBI Realty, LLC

By:	Kelly Hofelt
Kelly Hofelt, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Kelly Hofelt Kelly Hofelt	President and Manager (Principal Executive Officer)

James Mcdade James McDade	Secretary and Manager

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Mizner Realty L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Mizner Realty L.L.C.

By:	Edward D. Weber
Edward D. Weber, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Edward D. Weber Edward D. Weber	President, Secretary and Manager (Principal Executive Officer)

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Orlando TBI Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Orlando TBI Realty, LLC

By:	Lynda Stephens
Lynda Stephens, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Lynda Stephens Lynda Stephens	President, Secretary and Manager (Principal Executive Officer)

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, South Riding Realty LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

South Riding Realty LLC

By:	William Gilligan
William Gilligan, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

William Gilligan William Gilligan	President, Secretary and Manager (Principal Executive Officer)

Martin P. Connor Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll Jupiter LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Toll Jupiter LLC,

By:	Edward D. Weber
Edward D. Weber, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Edward D. Weber	President, Secretary and Manager (Principal Executive Officer)
Edward D.Weber

James McDade	Vice President and Manager
James McDade

Alexandre DeChabert	Assistant Vice President and Manager
Alexandre DeChabert

Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Joseph R. Sicree

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll Realty L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Toll TX Note LLC

By:	Thomas J. Murray
Thomas J. Murray, Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Thomas J. Murray	Manager
Thomas J. Murray

Robert G. Paul	Manager
Robert G. Paul

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll Realty L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on November 23, 2011.

Toll Realty L.L.C.

By:	Edward D. Weber
Edward D. Weber , President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Douglas C. Yearley, Jr., Zvi Barzilay, Martin P. Connor, John K. McDonald and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 23, 2011.

Signature	Title

Edward D. Weber	President, Secretary and Manager (Principal Executive Officer)
Edward D. Weber

Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Joseph R. Sicree

Schedule I of Additional Registrants

Exact Name of Registrant as Specified in its Charter

110-112 Third Ave. Realty Corp.

Fairway Valley, Inc.

First Huntingdon Finance Corp.

Franklin Farms G.P., Inc.

HQZ Acquisitions, Inc.

MA Limited Land Corporation

SH Homes Corporation

SI Investment Corporation

The Silverman Building Companies, Inc.

Tenby Hunt, Inc.

Toll AZ GP Corp.

Toll Bros. of Arizona, Inc.

Toll Bros. of North Carolina, Inc.

Toll Bros. of North Carolina II, Inc.

Toll Bros. of North Carolina III, Inc.

Toll Bros., Inc.

Toll Bros., Inc.

Toll Bros., Inc.

Toll Brothers AZ Construction Company

Toll Brothers Canada USA, Inc.

Toll Brothers Finance Corp.

Toll Brothers Real Estate, Inc.

Toll CA GP Corp.

Toll CO GP Corp.

Toll Corp.

Toll Development Company, Inc.

Toll FL GP Corp.

Toll GA GP Corp.

Toll Holdings, Inc.

Toll IL GP Corp.

Toll Land Corp. No. 20

Toll Land Corp. No. 43

Toll Land Corp. No. 50

Toll Manhattan I, Inc.

Toll MD Builder Corp.

Toll MI GP Corp.

Toll MN GP Corp.

Toll NC GP Corp.

Toll NH GP Corp.

Toll NV GP Corp.

Toll OH GP Corp.

Toll PA Builder Corp.

Toll PA GP Corp.

Toll PA II GP Corp.

Toll PA III GP Corp.

Toll Peppertree, Inc.

Toll Philmont Corporation

Toll Realty Holdings Corp. I

Toll Realty Holdings Corp. II

Toll RI GP Corp.

Toll SC GP Corp.

Schedule I of Additional Registrants (continued)

Exact Name of Registrant as Specified in its Charter

Toll TN GP Corp.

Toll TX GP Corp.

Toll VA GP Corp.

Toll WA GP Corp.

Toll WV GP Corp.

Toll YL, Inc.

Warren Chase, Inc.

51 N. 8th Street LP.

Audubon Ridge, L.P.

Belmont Land, L.P.

Binks Estates Limited Partnership

The Bird Estate Limited Partnership

Blue Bell Country Club, L.P.

Broad Run Associates, L.P.

Buckingham Woods, L.P.

CC Estates Limited Partnership

Cold Spring Hunt, L.P.

Dominion Country Club, L.P.

Eagle Farm Limited Partnership

The Estates at Brooke Manor Limited Partnership

The Estates at Summit Chase, L.P.

Fairfax Investment, L.P.

Fairfax Station Hunt, L.P.

Farmwell Hunt, L.P.

Great Falls Hunt, L.P.

Greens at Waynesborough, L.P.

Hockessin Chase, L.P.

Huckins Farm Limited Partnership

Kensington Woods Limited Partnership

Loudoun Valley Associates, L.P.

NC Country Club Estates Limited Partnership

Silverman-Toll Limited Partnership

Somers Chase, L.P.

Sorrento at Dublin Ranch I LP

Sorrento at Dublin Ranch III LP

South Riding Amberlea LP

South Riding, L.P.

South Riding Partners Amberlea LP

South Riding Partners, L.P.

Southport Landing Limited Partnership

Springton Pointe, L.P.

Stone Mill Estates, L.P.

Swedesford Chase, L.P.

TBI/Naples Limited Partnership

TBI/Palm Beach Limited Partnership

Toll at Brier Creek Limited Partnership

Toll at Honey Creek Limited Partnership

Toll at Whippoorwill, L.P.

Toll Brooklyn L.P.

Toll Bros. of Tennessee, L.P.

Schedule I of Additional Registrants (continued)

Exact Name of Registrant as Specified in its Charter

Toll Brothers AZ Limited Partnership

Toll CA, L.P.

Toll CA II, L.P.

Toll CA III, L.P.

Toll CA IV, L.P.

Toll CA V, L.P.

Toll CA VI, L.P.

Toll CA VII, L.P.

Toll CA VIII, L.P.

Toll CA IX, L.P.

Toll CA X, L.P.

Toll CA XI, L.P.

Toll CA XII, L.P.

Toll CA XIX, L.P.

Toll CO, L.P.

Toll CT Limited Partnership

Toll CT II Limited Partnership

Toll CT III Limited Partnership

Toll DE LP

Toll DE II LP

Toll-Dublin, L.P.

Toll East Naples Limited Partnership

Toll Estero Limited Partnership

Toll FL Limited Partnership

Toll FL II Limited Partnership

Toll FL III Limited Partnership

Toll FL IV Limited Partnership

Toll FL V Limited Partnership

Toll FL VI Limited Partnership

Toll FL VII Limited Partnership

Toll FL VIII Limited Partnership

Toll FL X Limited Partnership

Toll Ft. Myers Limited Partnership

Toll GA LP

Toll IL HWCC, L.P.

Toll IL, L.P.

Toll IL II, L.P.

Toll IL III, L.P.

Toll IL IV, L.P.

Toll IL WSB, L.P.

Toll Jacksonville Limited Partnership

Toll Land Limited Partnership

Toll Land V Limited Partnership

Toll Land VI Limited Partnership

Toll Land VII Limited Partnership.

Toll Land IX Limited Partnership

Toll Land X Limited Partnership

Toll Land XIV Limited Partnership

Schedule I of Additional Registrants (continued)

Exact Name of Registrant as Specified in its Charter

Toll Land XV Limited Partnership

Toll Land XVIII Limited Partnership

Toll Land XIX Limited Partnership

Toll Land XX Limited Partnership

Toll Land XXI Limited Partnership

Toll Land XXII Limited Partnership

Toll Land XXIII Limited Partnership

Toll Land XXVI Limited Partnership

Toll Livingston at Naples Limited Partnership

Toll MA Land Limited Partnership

Toll MD Builder I, L.P.

Toll MD Limited Partnership

Toll MD II Limited Partnership

Toll MD III Limited Partnership

Toll MD IV Limited Partnership

Toll MD V Limited Partnership

Toll MD VI Limited Partnership

Toll MD VII Limited Partnership

Toll MD VIII Limited Partnership

Toll MD IX Limited Partnership

Toll MD X Limited Partnership

Toll MD XI Limited Partnership

Toll MI Limited Partnership

Toll MI II Limited Partnership

Toll MI III Limited Partnership

Toll MI IV Limited Partnership

Toll MI V Limited Partnership

Toll MN, L.P.

Toll MN II, L.P.

Toll Naval Associates

Toll NC, L.P.

Toll NC II LP

Toll NC III LP

Toll NH Limited Partnership

Toll Northville Limited Partnership

Toll NV Limited Partnership

Toll NY L.P.

Toll NY II L.P.

Toll NY III L.P.

Toll NY IV L.P.

Toll Orlando Limited Partnership

Toll PA, L.P.

Toll PA II, L.P.

Toll PA III, L.P.

Toll PA IV, L.P.

Toll PA V, L.P.

Toll PA VI, L.P.

Toll PA VIII, L.P.

Toll PA IX, L.P.

Toll PA X, L.P.

Toll PA XI, L.P.

Schedule I of Additional Registrants (continued)

Exact Name of Registrant as Specified in its Charter

Toll PA XII, L.P.

Toll PA XIII, L.P.

Toll PA XIV, L.P.

Toll PA XV, L.P.

Toll Realty Holdings LP

Toll RI, L.P.

Toll RI II, L.P.

Toll SC, L.P.

Toll SC II, L.P.

Toll SC III, L.P.

Toll SC IV, L.P.

Toll Stonebrae LP

Toll VA, L.P.

Toll VA II, L.P.

Toll VA III, L.P.

Toll VA IV, L.P.

Toll VA V, L.P.

Toll VA VI, L.P.

Toll VA VII, L.P.

Toll WA LP

Toll WV, L.P.

Toll YL, L.P.

Toll YL II, L.P.

Village Partners, L.P.

Wilson Concord, L.P.

5-01 – 5-17 48th Avenue LLC

5-01 – 5-17 48th Avenue II LLC

5-01 – 5-17 48th Avenue GC LLC

5-01 – 5-17 48th Avenue GC II LLC

51 N. 8th Street I LLC

51 N. 8th Street GC LLC

51 N. 8th Street GC II LLC

110-112 Third Ave. GC LLC

110-112 Third Ave. GC II LLC

2301 Fallston Road LLC

Arbor Hills Development LLC

Arthur’s Woods, LLC

Arundel Preserve #6, LLC

Arundel Preserve #10a, LLC

C.B.A.Z. Holding Company LLC

Component Systems I LLC

Component Systems II LLC

Hatboro Road Associates LLC

Lighthouse Point Land Company, LLC

Longmeadow Properties LLC

Long Meadows TBI, LLC.

Martinsburg Ventures, L.L.C.

Paramount Village LLC

Phillips Drive LLC

Schedule I of Additional Registrants (continued)

Exact Name of Registrant as Specified in its Charter

Prince William Land I LLC

Prince William Land II LLC

Regency at Dominion Valley LLC

The Ridges at Belmont Country Club I LLC

The Ridges at Belmont Country Club II LLC

SR Amberlea LLC

SRLP II LLC

TB Kent Partners LLC

Toll Austin TX LLC

Toll CA I LLC

Toll CA Note II LLC

Toll Cedar Hunt LLC

Toll CO I LLC

Toll Corners LLC

Toll Dallas TX LLC

Toll-Dublin, LLC

Toll Equipment, L.L.C.

Toll FL I, LLC

Toll FL IV LLC

Toll Glastonbury LLC

Toll Houston TX LLC

Toll IN LLC

Toll Lexington LLC

Toll MA I LLC

Toll MA II LLC

Toll MD I, L.L.C.

Toll MD II LLC

Toll NC I LLC

Toll NC IV LLC

Toll NC Note LLC

Toll NC Note II LLC

Toll San Antonio TX LLC

Toll Stratford LLC

Toll VA L.L.C.

Toll VA III L.L.C.

Toll Van Wyck, LLC

Toll Vanderbilt I LLC

Toll Vanderbilt II LLC

Vanderbilt Capital LLC

Virginia Construction Co. I, LLC

Virginia Construction Co. II, LLC

Schedule II of Additional Registrants

Exact Name of Registrant as Specified in its Charter

Amwell Chase, Inc.

Toll Land Corp. No. 6

Toll Land Corp. No. 10

Estates at Princeton Junction, L.P.

Estates at Rivers Edge, L.P.

Greenwich Chase, L.P.

Hoboken Land LP

Laurel Creek, L.P.

Toll at Westlake, L.P.

Toll Grove LP

Toll Hudson LP

Toll Land IV Limited Partnership

Toll Land XI Limited Partnership

Toll Land XVI Limited Partnership

Toll Land XXV Limited Partnership

Toll NJ, L.P.

Toll NJ II, L.P.

Toll NJ III, L.P.

Toll NJ IV, L.P.

Toll NJ V, L.P.

Toll NJ VI, L.P.

Toll NJ VII, L.P.

Toll NJ VIII, L.P.

Toll NJ IX, L.P.

Toll NJ XI, L.P.

West Amwell Limited Partnership

700 Grove Street Urban Renewal, LLC

1450 Washington LLC

1500 Garden St. LLC

Block 255 LLC

CWG Construction Company LLC

Hoboken Cove LLC

PT Maxwell Holdings, LLC

PT Maxwell, L.L.C.

Regency at Denville, LLC

Regency at Long Valley I LLC

Regency at Long Valley II LLC

Regency at Mansfield I LLC

Regency at Mansfield II LLC

Regency at Washington I LLC

Regency at Washington II LLC

Toll EB, LLC

Toll Hoboken LLC

Toll Morgan Street LLC

Toll NJ I, L.L.C.

Toll NJ II, L.L.C.

Toll NJ III, LLC

Schedule III of Additional Registrants

Exact Name of Registrant as Specified in its Charter

First Brandywine Finance Corp.

First Brandywine Investment Corp. II

First Brandywine Investment Corp. IV

TB Proprietary Corp.

Toll Buckeye Corp.

Toll Centennial Corp.

Toll Diamond Corp.

Toll Golden Corp.

Toll Granite Corp.

Toll Mid-Atlantic LP Company, Inc.

Toll Mid-Atlantic Note Company, Inc.

Toll Midwest LP Company, Inc.

Toll Midwest Note Company, Inc.

Toll NJX-I Corp.

Toll Northeast LP Company, Inc.

Toll Northeast Note Company, Inc.

Toll Palmetto Corp.

Toll Southeast LP Company, Inc.

Toll Southeast Note Company, Inc.

Toll Southwest LP Company, Inc.

Toll Southwest Note Company, Inc.

Toll VA Member Two, Inc.

Toll WestCoast LP Company, Inc.

Toll WestCoast Note Company, Inc.

First Brandywine Partners, L.P.

Rose Hollow Crossing Associates

Toll NJ Builder I, L.P.

First Brandywine LLC I

First Brandywine LLC II

First Brandywine LLC III

First Brandywine LLC IV

Toll DE X II, LLC

Toll Midwest LLC

Toll Southwest LLC

Toll West Coast LLC

Schedule IV of Additional Registrants

Exact Name of Registrant as Specified in its Charter

Belmont County Club I LLC

Belmont Country Club II LLC

Brier Creek Country Club I LLC

Brier Creek Country Club II LLC

Dominion Valley Country Club I LLC

Dominion Valley Country Club II LLC

Golf I Country Club Estates at Moorpark LLC

Golf II Country Club Estates at Moorpark LLC

Hawthorn Woods Country Club II LLC

The Regency Golf Club I LLC

The Regency Golf Club II LLC

Schedule V of Additional Registrants

Exact Name of Registrant as Specified in its Charter

Toll Henderson LLC

Toll North LV LLC

Toll North Reno LLC

Toll NV Holdings LLC

Toll South LV LLC

Toll South Reno LLC

Schedule VI of Additional Registrants

Naples TBI Realty, LLC

Tampa TBI Realty, LLC

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Underwriting Agreement.

4.1	Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2010.

4.2	Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant, as amended, filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2011.

4.3	By-laws of the Registrant, as Amended and Restated June 11, 2008, are hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2008.

4.4	Amendment to the By-laws of the Registrant, dated as of September 24, 2009, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2009.

4.5	Amendment to the By-laws of the Registrant, dated as of June 15, 2011, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2011.

4.6	Specimen Common Stock Certificate is hereby incorporated by reference to Exhibit 4.1 of the Registrant’s Form 10-K for the fiscal year ended October 31, 1991.

4.7	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on June 18, 2007.

4.8**	Form of stock certificate for the Preferred Stock of the Registrant.

4.9**	Form of Debt Securities.

4.10**	Form of Warrant Agreement.

4.11**	Form of Warrant Certificate.

4.12**	Form of Guarantee of Debt Securities.

4.13*	Form of Indenture for Senior Debt Securities.

4.14*	Form of Indenture for Subordinated Debt Securities is hereby incorporated by reference to Exhibit 4.11 to the Registrant’s Form S-3ASR filed on October 29, 2008.

4.15	Rights Agreement dated as of June 13, 2007, by and between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, is hereby incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on June 18, 2007.

5*	Form of Opinion of Simpson Thacher & Bartlett, New York, New York.

12*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5).

23.2*	Consent of Ernst & Young LLP Independent Registered Public Accounting Firm.

24*	Power of Attorney (included in signature pages hereto).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of trustee for the debt securities.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.